SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          AMENDMENT NO. 3 TO FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               MINDLOFT CORPORATION
                               --------------------
       Formerly known as MindLoft.Com Inc. and iNET Technology Group, Inc.
       -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                           7372                59-3613365
-------------------------------  ----------------------------   -------------
(State or other jurisdiction of  (Primary standard industrial   (IRS employer
incorporation or organization)    classification code number)      number)

                              326 GREEN ACRES ROAD
                            FT. WALTON BEACH, FL 32547
                                 (850) 862-1668
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ROBERT C. HACKNEY, ESQ.
                             HACKNEY & MILLER, P.A.
                         2000 PGA BOULEVARD, SUITE 4410
                          PALM BEACH GARDENS, FL 33410
                                   (561) 627-0677
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of agent for service)

                  COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

                             CAROL ANNE VOELKER, ESQ.
                             ROBERT C. HACKNEY, ESQ.
                              HACKNEY & MILLER, P.A.
                          2000 PGA BOULEVARD, SUITE 4410
                           PALM BEACH GARDENS, FL 33410
                                  (561) 627-0677

         Approximate date of commencement of proposed sale to the public:

         FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                  STATEMENT.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



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


If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                      CALCULATION OF REGISTRATION FEE

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TILE OF EACH                    PROPOSED
CLASS OF                        MAXIMUM       PROPOSED
SECURITIES        AMOUNT TO     OFFERING      MAXIMUM         AMOUNT OF
TO BE             BE            PRICE PER     DOLLAR          REGISTRATION
REGISTERED        REGISTERED    SHARE         AMOUNT          FEE
--------------------------------------------------------------------------

Common Stock      4,000,000     $6.25         $25,000,000     $6,600
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

(1) Registration fee enclosed herewith. The amount enclosed is an estimation provided solely for purposes of calculating the registration fee under Rule 457 (f).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT. SUCH FURTHER AMENDMENT SHALL SPECIFICALLY STATE THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE FOLLOWING THAT DATE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON ANOTHER DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO THE ABOVE REFERENCED SECTION, MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR POST EFFECTIVE AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.



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


PROSPECTUS (SUBJECT TO COMPLETION)

Issued (enter effective date of offer), 2001

4,000,000 SHARES

                      MindLoft Corporation
                 Offer to Exchange Common Stock
                 ------------------------------

We are offering to exchange up to 4,000,000 shares of common stock of MindLoft Corporation for Odd Lots of less than 100 shares, and round lots not in excess of 500 shares of common stock of the following companies: Xerox Corporation and Lucent Technologies Inc., which are sometimes referred to jointly in this document as the "Target companies." The number of shares of the Target companies will be determined by the average closing price of the Target companies' stock at closing ten business days prior to the Expiration Date, as defined below

The closing price for Xerox Corporation on (enter date before effective date) was (enter price).
The closing price for Lucent Technologies Inc. on (enter date before effective date) was (enter price).
The offer will expire at 8:00 p.m., New York City time, on (enter closing date of offer), 2001.

The offer is being made on a 'first come, first exchange' basis, with the offer being limited to odd lots of less than 100 shares and round lots not in excess of 500 shares of the stock of the Target companies.

This offer is being made only to those shareholders who consent to electronic delivery of this prospectus.

Our common stock is not yet publicly traded, and we have arbitrarily established the exchange price of $6.25 per share. Pending the closing of this offering, and upon qualification, we will apply for trading on the Nasdaq Stock MarketSM. We have received clearance for listing on the Chicago Stock Exchange.

The offer is also subject to certain other conditions contained in this offer to exchange. See "Terms of the Exchange Offer."

For a discussion of certain factors that you should consider before you participate in this exchange offer, see "Risk Factors" commencing on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-----------------------------------------------------------------------
The date of this prospectus is (enter effective date of offer), 2001 You may obtain a copy of the prospectus at http://www.mindloftoffer.com
                                                -----------------------


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


PROSPECTUS SUMMARY

Questions and Answers about the exchange offer

1.      Q.      What is MindLoft Corporation?

        A. MindLoft Corporation, or MindLoft, seeks to become the premier provider of intellectual capital software to the staffing industry through its wholly owned subsidiary, or Strategic Business Unit (SBU), MindLoft Solutions. MindLoft also is a provider of human capital to the Enterprise Resource Planning, or ERP, sector of the information technology marketplace through two other wholly owned subsidiaries, MindLoft Consulting, Inc., our consulting SBU; and ERPERP.COM Incorporated, our recruiting SBU.

2.      Q.      What groups of shareholders are eligible to participate in the exchange offer?

        A. Shareholders who reside in selected states and who own odd lots, which means less than 100 shares, and shareholders owning 'round' lots of up to 500 shares are eligible.

3.      Q.      How is this different from a tender offer?

        A. By limiting the offer to less than 2% of the stockholders of the Target companies, the exchange offer does not fall within Regulation 14D of the tender offer provisions of the Securities & Exchange Act of 1934. Regulation 14D applies only to tender offers which are subject to section 14(d)(1) of the Securities Exchange Act of 1934. Our offer is exempt from Regulation 14D since it falls below the threshold of 5% of the stock of the Target companies, and it is further exempt from 14D due to section 14(d)(8), since it involves less than 2% of the total stock issued by each Target company. Although MindLoft's offer is exempt from most of the tender offer rules, we are required to remain in compliance with Section 14(e), which contains provisions generally applicable to all tender offers.

4.      Q.      If MindLoft is in the Staffing Industry software development and the ERP consulting and recruiting businesses, why are they acquiring stock of Xerox Corporation and Lucent
                Technologies Inc.?

        A. Because this exchange offer represents phase one of MindLoft's business plan. MindLoft is using a patent-pending system known as the "Hackney Miller Exchange System[TM]" to acquire its initial capitalization.

5.      Q.      What is the "Hackney Miller Exchange System[TM]"?

        A. It is a system that is designed to benefit the Target companies by aggregating, or "cleaning up," their odd-lot and small shareholder base while providing capitalization to MindLoft to pursue its main objective of becoming the premier developer and provider of intellectual and human capital software and services to the Staffing Industry worldwide.

6.      Q.      Does MindLoft have any relationship with Xerox Corporation or Lucent Technologies Inc.?

        A. No, in this situation, the companies whose securities we seek are large companies that have no odd-lot program of their own. Generally, we believe that while approximately 2% of the stock of selected large companies is held in odd-lots, the cost to such companies of maintaining these shareholders is disproportionately large. Consequently, by aggregating odd lots and small round lots, we impart a benefit to the companies whose securities we seek, thus providing a community of interest. We believe that this is a symbiotic relationship, which provides a benefit both to our company and to the companies whose securities we seek.

7.      Q.      How do I participate?

        A. By executing the Letter of Transmittal and arranging to send your stock to the Depositary. If you have specific questions, contact MindLoft Corporation, Corporate Investor Relations, toll free at (800) 431-2475.

8.      Q.      What is the exchange formula, and how was it determined?

        A. The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of a Target company by the average closing price per share of their stock ten business days prior to the Expiration Date of the exchange offer. We will then exchange those shares for an equal value of our shares at the rate of $6.25 per share for our shares. We have established the price of our shares arbitrarily, since our stock is not traded publicly at present.

9.      Q.      After the exchange offer, will I be able to trade my
                MindLoft stock?

        A. Yes. Upon completion of the offering, MindLoft intends to submit an application to the Nasdaq Stock MarketSM and has already applied for listing on the Chicago Stock Exchange. Management believes that, for the time period immediately following the offering, the share price for MindLoft will track the prices of the Target companies. As MindLoft divests itself of its holdings and invests them in the business going forward, management then believes MindLoft's share price will trade independently of the Target companies.

10.     Q.      In which state or states must I be a resident in order to
                participate in this offering?

                We will accept shares for exchange only from shareholders of the Target companies who are residents of the following states: Alaska, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Vermont, and West Virginia. We will accept shares also from shareholders who are not residents of the United States.

                We are not permitted to accept shares for exchange from shareholders who are residents of Alabama, California, Connecticut, Iowa, Louisiana, Maryland, Michigan, Mississippi, Missouri, New Hampshire, New Jersey, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming.

11.     Q.      Is there any income tax effect on me if I exchange my
                shares?

        A. You may realize a tax gain or loss depending upon your tax basis in your stock. See Certain U.S. Federal Tax
                Consequences of the Exchange Offer.


SUMMARY OF THE COMPANY

MindLoft was formed in 1999 as a holding company under the name iNET Technology Group, Incorporated and later changed its name to MindLoft.Com Incorporated before formally becoming MindLoft Corporation. MindLoft Corporation acquired 100% ownership of MindLoft Consulting, Inc., ERPERP.COM Incorporated (ERPERP) and MindLoft Solutions, all of which are currently SBUs of MindLoft Corporation.

MindLoft is positioning itself to become the premier provider of intellectual capital software solutions to the Staffing Industry through our SBU, MindLoft Solutions. We also are an established supplier of human capital services to the Enterprise Resource Planning, or ERP, sector of the information technology marketplace through our two other SBUs; MindLoft Consulting, Inc., our consulting services provider, and ERPERP.COM Incorporated, our recruiting services provider.


SUMMARY OF THE EXCHANGE OFFER

We have summarized the terms of the exchange offer in this section. Before you decide to tender your shares of the Target company or companies in this offer, you should read the detailed description of the offer under "Terms of the Exchange Offer" for further information.


Terms of the Exchange Offer

We are offering up to 4,000,000 shares of our common stock in exchange for any combination of the shares of the Target companies stock that is equivalent in value to $25 million, as calculated according to the "exchange formula."



Exchange Formula

The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of a Target Company by the average closing price per share of their stock 10 business days prior to the Expiration Date of the exchange offer. We will then exchange those shares for an equal value of our shares, at the rate of $6.25 per share for our shares. We have arbitrarily determined the price of our shares, since they are not presently publicly traded.

Expiration Date; termination

The exchange offer will expire at 8:00 p.m., New York City Time, on (enter closing date of offer). You must tender your stock prior to this date if you wish to participate in the offer. We have the right, by virtue of a post-effective amendment, to:

*  Terminate the exchange offer; or waive any non-material condition or

* Otherwise amend any non-material terms of the exchange offer in any respect, other than the condition that the registration statement be declared effective.

Conditions to the exchange offer

The exchange offer is subject to the registration statement and any amendment to the registration statement covering the common stock being effective under the Securities Act of 1933. Some other conditions of the offer are:

* We will not accept any shares of any Target company's stock if the amount accepted would exceed 1.9% of the issued and outstanding shares of stock of such company.

* We will not accept shares for exchange if the total value of the shares tendered on the Expiration Date does not equal at least $2 million, as calculated according to the exchange formula.

* We will not accept any shares for exchange if the shareholder who tenders them is a resident of a state where state law does not permit the offer.

*  We will accept shares from stockholders who have consented to electronic delivery of this prospectus, except that those who wish to receive a paper copy of the prospectus should select that option on our Web site, www.mindloftoffer.com, and
                    ---------------------


* The offer is being made on a "first come, first exchange basis." The offer also is subject to customary non-material conditions, which we may waive.

Please read "Terms of the Exchange Offer" for more information.


Procedure for tendering stock of Target companies

If you hold your stock through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person or entity promptly if you wish to tender your shares. In such case, you also may comply with the procedures for guaranteed delivery. Please do not send the letter of transmittal to us. Instead, you should send those letters to the Depositary. The Depositary can answer your questions regarding how to tender your stock.


Information Agent:

If you have questions about MindLoft Corporation, contact MindLoft Corporate Investor Relations at (800) 431-2475.

Risk factors

You should consider carefully the matters described under "Risk
Factors" as well as other information set forth in this prospectus and in the letter of transmittal.


RISK FACTORS

In addition to the other information contained in this Prospectus, investors should consider carefully the following risk factors before making an investment decision concerning the common stock. These statements are subject to business and economic risks, and our actual results of operations may differ materially from those contained in these projections.

Particularly noteworthy are the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, and the intensely competitive software development and internet service industries. There are further risks associated with capacity constraints, systems development, management of growth, acquisitions, development and marketing of new products, and international or domestic business expansion. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers, however, should carefully review the factors set forth in other reports or documents that we will file with the SEC from time to time.

An investment in the common stock offered hereby involves a high degree of risk. The following risk factors, together with the other information set forth in this Prospectus, should be considered carefully before acquiring the common stock offered hereby.

Forward Looking Statements

This Prospectus and the documents incorporated herein by reference contain forward-looking statements based on current expectations, trends, estimates and projections about our industry along with the current beliefs of and certain assumptions made by management. Forward-looking statements comprise all statements, projections, analyses and other information contained in this Prospectus relative to trends in net sales, gross margin, anticipated expense levels, and liquidity and capital resources. Also categorized as forward-looking are words such as, but not limited to, "anticipate," "believe," "plan," "estimate," "expect," "seek" and "intend," and other similar expressions. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those anticipated or expressed therein.

Limited Operating History

MindLoft was incorporated in November 1999 as iNET Technology Group, Inc. and changed the company name to MindLoft.Com Incorporated in February 2000. Later, in August 2000, at the direction of the Board of Directors, we officially became MindLoft Corporation, which name the company bears today. Although two of the operating Strategic Business Units were incorporated before that date, we have a limited operating history on which to base an evaluation of our business and prospects. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties encountered frequently by companies in their early stage of online commerce. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things:

*  Maintain and increase our customer base,

* Implement and successfully execute our business and marketing strategy,

*  Expand into new product and geographic markets,

*  Continue to develop and upgrade our technology,

*  Improve our web site,

*  Provide superior customer service and fulfillment,

*  Respond to competitive developments and

*  Attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and the outcome of our operations.

Absence of market

At the present time, there is no public market for our common stock and subsequent to this offering there is no assurance that a market will develop. We have applied for listing on the Chicago Stock Exchange to commence after this offering, and intend to apply for Nasdaq listing upon qualification.

Unpredictability of Future Revenues

Because of the lack of a long operating history and the emerging nature of the markets in which we are now competing or will compete in the future, we are unable to accurately forecast our revenues. Our current and future expense levels are to a large extent fixed and are keyed largely to our investment plans and estimates of future product revenues. Sales and operating results depend generally upon the degree and timing of our ability to respond to client requests and on conditions current in the Staffing Industry marketplace, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and operations. Furthermore, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, product development, marketing or acquisition decisions that could have a material adverse effect on our business, prospects, financial condition and the outcome of our operations.

Management of potential growth

We have rapidly and significantly expanded our operations and anticipate that further expansion will occur in order to address potential growth in our customer base, our product and service offerings, our international operations, and as a result of our pursuit of other market opportunities. Similarly, our employee base is expanding and is expected to continue to do so in pace with company development. The growth of our operations and employee base has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources.

To manage the expected growth of our operations and personnel, we will be required to improve existing and implement new:

*  Transaction-processing systems, procedures and controls,

*  Operational systems, procedures and controls, and

*  Financial systems, procedures and controls.

We also will need to expand, train, retrain and manage our growing employee base.

There can be no assurance that:

* Our current and planned personnel, systems, procedures and controls will be adequate to support our future operations;

* Management will be able to hire, train, retain, motivate and manage required personnel; or that

* Our management will be able to successfully identify, manage and exploit existing and potential market opportunities.

If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, prospects, financial condition and results of operations.


Risks of new business areas

We intend to expand our operations by promoting new or complementary software products or sales formats and by expanding the breadth and depth of our current products or service offerings. For example, we have developed and are launching a suite of innovative proprietary software solutions to the Staffing Industry and will be marketing them nationwide. We also have new products and enhancements to the current versions in development for future rollout. In addition, we intend to further expand our consulting and recruiting services beyond supplying ERP software information technology (IT) personnel for JD Edwards, SAP and PeopleSoft, our present focus, to include services to clients of other ERP vendors such as Sybase, and Lawson.

Expansion of our operations in this manner will require significant additional expenses and development and operations resources and would strain our existing management, financial and operational resources. Also, gross margins attributable to new business areas may be lower than those associated with our existing business activities. There can be no assurance that we will be able to expand our operations in a cost-effective or timely manner.

Furthermore, any new business launched by us that is not received favorably by the Staffing industry could damage our reputation or that of the MindLoft brand. The lack of market acceptance of such efforts or our inability to generate satisfactory revenues from such expanded services or products to offset their cost could have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks of Business Combinations and Strategic Alliances

We may choose to expand our operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with third parties. Any such transaction would be accompanied by risks commonly encountered in such transactions, which could include among others:

* Difficulty in assimilating the operations, technology and personnel of the combined companies,

*  Potential disruption of our ongoing business,

*  Inability to retain key technical and managerial personnel,

* Inability of Management to maximize our financial and strategic position through the successful integration of acquired businesses,

* Inability to offset additional expenses associated with amortization of acquired intangible assets,

* Difficulty in maintaining uniform standards, controls and policies, and

*  Impairment of relationships with existing employees and customers.

There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such business combinations, investments, joint ventures or other strategic alliances, or that such transactions would not have a material adverse effect on our business, prospects, financial condition and the outcome of our operations.

We Do Not Anticipate Paying Dividends in the Near Future

We do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. It is currently anticipated that earnings, if any, will be used to finance the development and expansion of our business.

There Are Risks Related to System Development and Operation

Our business is dependent on the efficient and uninterrupted operation of our computer and communications hardware and software systems. The systems and operations used by us are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, breaches of Internet security, earthquakes, hurricanes, and other similar events that are outside of our control. Although we have installed various forms of protection, including the latest versions of servers, firewalls and anti-virus software, any system interruption, including those to our Web sites, would reduce the attractiveness and effectiveness of our services and could, therefore, materially adversely affect us.

Substantially all of the computer and communications hardware related to our business is located at our corporate offices. We anticipate continued growth in the use of our Web site as spending for advertising increases and expect to upgrade our systems and infrastructure to accommodate such growth. Any inability or delay in appropriately upgrading our systems and infrastructure would have a material adverse effect on us.

We Expect Rapid Technological Change in the Industry

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our services to clients. The Internet and computer technology in general are characterized by rapid changes in technology and user requirements and preferences, and by frequent new products and service introductions embodying those new technologies. There is also the possibility of the emergence of new industry standards and practices that could render our existing web sites, services, proprietary technology, and systems obsolete. In addition, many companies are introducing new technologies to the Staffing Industry, some of which will compete with MindLoft Solutions' software.

Our success will depend, in part, on our ability to develop and license leading technologies useful in our business, enhance our existing services, and create new services and solutions that address the increasingly sophisticated and varied needs of our prospective customers. In addition we must respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of a Web site and innovative, proprietary technology entails significant technical, financial and business risks. There can be no assurance that we will successfully implement new technologies or adapt our Web sites and services to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, such inability could have a material adverse effect on our business, prospects, financial condition and results of operation.


Risk Of Inability To Protect Proprietary Information And Products

As general policy, domestic and foreign patent applications are filed to protect a unique technological position and new product development. We intend to continue to apply whenever and wherever necessary to protect our patents and trade secrets in countries in which we market the suite of innovative software products. Although we believe that these patents and practices provide some competitive advantage and market protection, our success depends primarily upon our proprietary know-how, innovative skills, technical competence and marketing abilities.

Furthermore, there is no assurance that these patents will not be challenged, invalidated or circumvented in the future. We plan to apply for additional patents for future products, but these applications may not be granted, and in some instances, it may not be possible to obtain patents for them. Other standard business practices may be used to afford some measure of protection against outside competition to these products.

We regard our software as proprietary and attempt to protect it with copyrights, trade secret designations and nondisclosure agreements. Despite these restrictions, it may be possible for competitors or users to copy aspects of our products or to obtain information that is regarded as a trade secret. Existing copyright laws afford only limited practical protection for computer software, and the laws of foreign countries generally do not protect a company's proprietary rights in such products to the same extent as those of the United States and Canada. In addition, there may be more difficulty in enforcing proprietary rights in certain foreign jurisdictions.

We Are Dependent on Our Key Personnel

We rely on the skills and efforts of our officers and key employees, in particular, Malcolm R. Roy, to manage our operations. Mr. Roy is under an employment contract with MindLoft and currently serves as its Chairman of the Board, President and CEO. The contract can be terminated upon Mr. Roy's death, resignation, cessation of our business activities, or criminal conduct. Mr. Roy has played a key role in the creation and development of MindLoft's innovate software products and in the growth of its recruiting business.

Our success will depend, in part, on our ability to manage our anticipated growth and to enhance our operations and finances. We also must maintain and expand our employee base, since we recognize that additional staff is required to properly support our marketing, sales, software development, and research functions. It is anticipated that an additional 29 employees will be required in these areas to meet the demands of our Five-Year Business Plan.


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


We Are Dependent on the Internet and Computer Growth

Our long-term viability depends substantially upon the widespread consumer acceptance and use of the Internet as a medium of commerce. Use of the Internet as a means of effecting retail and marketing transactions is at an early stage of development, and both demand and market acceptance for services and products recently introduced over the Internet are somewhat uncertain.

Delays in the development of services or resulting from increased government regulation could adversely affect the Internet's viability as a commercial marketplace. Changes in, or insufficient availability of, telecommunications services to support the internet also could bring about slower response times and aversely affect the usage of the internet in general and the business of our clients in particular. If the Internet traffic does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support whatever growth does occur, we could be materially and adversely affected.

Government Regulations May Have an Affect on Our Business

Because we operate primarily in a business arena categorized as software development, some government regulation or oversight applies, especially where national security is involved. However, these regulations pertain mostly to businesses developing software products relating to certain advanced computer hardware, weapons systems or similar items, and none of these categories is related to MindLoft's products. Although we do intend to market our suite of software solutions outside the U.S., we believe that we have complied with all national security and registration requirements, where applicable, to operate our business, whether in the State of Florida, throughout the U.S. or internationally. All licenses, permits and permissions have been secured, or will be if and when the need for additional permits arises in the future.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to its use in business. Such laws and regulations may cover issues such as user privacy, pricing, content, copyrights, distribution and characteristics, and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent online consumer protection laws. The enactment of additional laws or regulations may impede the growth of the Internet, which in turn could decrease the demand for our products and services and increase our costs of doing business, or otherwise have an adverse effect on us.

U.S. and foreign laws regulate certain uses of customer information and development and sale of mailing lists. We believe that we are in material compliance with such laws, but new restrictions may arise in this area that could have an adverse effect on us.

In addition, several telecommunications carriers are seeking to provide telecommunications over the Internet, which is regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. In addition, the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure, and many areas with high Internet traffic have begun to experience interruptions in phone service. As a result, local telephone carriers have petitioned the FCC to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. If any of these petitions are granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth of Internet usage. Any such new legislation or regulation, or application or interruption of existing laws, could have a material adverse effect on our business, results of operations and financial condition.

We have obtained the following licenses, permits, memberships and certifications:

*  Incorporation in the State of Florida as a corporation.

*  Registration with Okaloosa County, State of Florida,

*  Membership in Greater Fort Walton Beach Chamber of Commerce,

*  Active Membership in the Okaloosa County, Florida Economic
   Development Council,

*  Active Membership in NAPS (National Association of Personnel
   Services),

* Active Membership in SHRM (Society for Human Resources Management) - National and Emerald Coast Chapter; SHRM Global Forum; Employment Management Association (EMA),

* Active Membership in IHRIM (International Association for Human Resources Information Management),

*  Listed with Dun and Bradstreet.


Reliance on Certain Third Parties

We require graphical, multi-media and financial presentations to enhance the attractiveness and marketability of our products and services. To meet this need we have established third-party supplier relationships and agreements with the following:

*  Dell Computer Corporation (technical support),

*  Crosstalk Communications (telecommunications),

*  Network Associates, Inc. (virus and priority support),

*  Sprint (Multiple T1 lines, phone support).

*  Kancharla Corporation (phone system hardware),

*  3Com Corporation and NETGEAR Inc. (servers and hubs),

*  Storage 2000 (RAID 7 data storage and disaster recovery system)

*  OnStream Corporation (system backup and disaster recovery).

If we were unable to maintain these third-party relationships and agreements, we would be materially adversely affected.

Investment Company Status

We may have to take actions that are not in our best interests in order to avoid registration under the Investment Company Act of 1940.

Companies that are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act of 1940. We believe that we are actively engaged in the businesses of information technology recruiting and consulting and software development, and therefore are not an investment company. However, unless a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in majority-owned subsidiaries and companies that we primarily control, we may be required to register and become subject to regulation under the Investment Company Act of 1940. Because Investment Company Act regulation is, for the most part, inconsistent with our strategy of actively managing and operating our information technology related business, we cannot feasibly operate our business as a registered investment company.

To avoid regulation under the Investment Company Act and related SEC rules, we may need to sell assets that we would otherwise want to retain and may be unable to retain assets that we would otherwise want to sell. In addition, we may be forced to acquire additional income- or loss-generating assets that we would not otherwise have acquired, and may need to forego opportunities to obtain interests in attractive companies that would benefit our business.

If we fall under the definition of an investment company, we may be unable to rely on an SEC rule that would allow us to avoid investment company regulation so long as at least 55% of our total assets are represented by, and at least 55% of our income is derived from, assets that meet the requirements of that rule. However, in such an event, we can rely on another SEC rule that would exempt us for up to one year from the requirement of registering as an investment company. After that one-year period, we must either register under the Investment Company Act or seek an administrative exemption from regulation under the Investment Company Act. We may seek that relief even while we are in compliance with this SEC rule in order to obtain greater assurance that we will not be regulated under the Investment Company Act. The granting of special exemptive relief is a matter of SEC discretion and, therefore, we cannot assure you that, if requested, an exemption would be granted.

If, despite our efforts, we are deemed to be, and are required to register as, an investment company, we will be forced to comply with substantive requirements under the Investment Company Act that could result in:

   -    Limitations on our ability to borrow;
   -    Limitations on our capital structure;
   -    Restrictions on acquisitions of interests in companies;
   -    Prohibitions on transactions with affiliates;
   -    Restrictions on specific investments; and
   - Burdensome compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

If we are forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business model.

DESCRIPTION OF BUSINESS

The Company

MindLoft Corporation (the Parent Company or MindLoft) seeks to become the premier provider of intellectual capital solutions to the Staffing Industry marketplace through its three Strategic Business Units, or
SBUs: MindLoft Consulting, Incorporated (MindLoft Consulting), a consulting services provider; ERPERP.COM Inc. (ERPERP), a recruiting services provider; and MindLoft Solutions, a provider of Internet-based software technologies and hosted application services, or ASP.

MindLoft Corporation began operations in November 1999 as a holding company for three subsidiaries, or SBUs. and as an "Intellectual and Human Capital Solutions Provider." We are now in the process of branding our products and services worldwide. In November 1999, MindLoft Corporation acquired 100% ownership of MindLoft Consulting Incorporated, ERPERP.COM Incorporated, and a new SBU now doing business as MindLoft Solutions. MindLoft Consulting and ERPERP provide human capital solutions to a segment of the IT industry while MindLoft Solutions provides software products and services to the Staffing Industry as a whole.

Human capital service providers traditionally comprise large and small companies that provide temporary and/or "permanent" skilled personnel to client corporations and organizations to enable them to meet specific objectives such as completion of a specific project or filling an open employee position. MindLoft Corporation was formed to operate as a provider of such services through our two placement SBUs, MindLoft Consulting and ERPERP and has been profitable since 1997 as an Alternative Staffing company. Following the restructuring of the company early in 2000, that focus began to change as Management became aware of the potential commercial value of software that another SBU, MindLoft Solutions, was designing and readying for implementation. Originally designed as an in-house recruiting productivity tool for use by the placement SBUs, MindLoft's Management realized that its proprietary software represented a major advance in the fundamental operations of the business, that it was eligible for patents, and that it was very marketable to the Staffing Industry as a suite of products.

Change in Corporate Business Orientation

Accordingly it was decided to expand the focus of MindLoft Solutions to develop and market products that searched for and evaluated intellectual capital, i.e., the knowledge, experience and technical skills required in industries and professions serviced by the Staffing Industry to meet their business goals and objectives. To reflect this expanded role, MindLoft Solutions is already taking steps to extend the market for our proprietary personnel placement software from a segment of the IT marketplace, which was our initial focus, to the whole range of industries to which staffing services apply.

As a result of reaching this decision, MindLoft Solution's main business objective has rapidly evolved from becoming a major company providing recruiting and placement services to becoming a dominant designer and supplier of innovative software solutions to the Staffing Industry. With this change, the placement of personnel assumes a secondary, albeit still profitable role. While niche market IT recruiting will continue to be a service that the MindLoft's placement SBUs provide for the foreseeable future, we are now seeking to provide capital funding for the ongoing development and marketing of our proprietary iCAPT software products under the trade name MindLoft Solutions.

MINDLOFT CORPORATION COMPANIES

The following is a brief description of MindLoft Corporation's three wholly owned Strategic Business Units:

MindLoft Consulting, Incorporated (MindLoft Consulting, or Consulting
SBU)
---------------------------------------------------------------------
MindLoft Consulting, Incorporated was formed in December 1996 and in 1999 became a wholly owned Strategic Business Unit of MindLoft Corporation. The Consulting SBU initially provided both recruiting and consulting services to a vertical niche in the Information Technology industry consisting of end-user companies utilizing ERP software systems developed and sold by JD Edwards & Company of Denver, Colorado.

MindLoft Consulting began with one recruiter in a home office in Dallas, Texas, but relocated its operations and main office to Fort Walton Beach, Florida in 1998 to take advantage of a pool of skilled IT professionals who live in the area and are retired from the United States military. In 1998, the Consulting SBU began an aggressive marketing campaign to promote both its recruiting and contract services to JD Edwards end-users in Canada and the United States, and constructed a site on the World Wide Web using the domain name (www.MindLoftConsulting.Com) to attract both prospective IT job seekers and consultants. Currently, it has expanded its market to provide services for end-users of PeopleSoft and SAP software.

By the end of 1998, MindLoft Consulting had a client list of nearly 100 end-users throughout North America. MindLoft Consulting ended its third year of operations on June 30, 1999 with sales revenues of more than $1.3 million and, assuming the infusion of new funding, projects $50 million in revenues by the end of fiscal year 2005.

ERPERP.COM Incorporated (ERPERP, or Recruiting SBU)
---------------------------------------------------
In January 1999, MindLoft Consulting, which previously had provided all placement services, spun off the recruiting services as a new and separate division. In February 2000, the recruiting services division incorporated in the State of Florida as ERPERP.COM Inc., and later that year it became a Strategic Business Unit of MindLoft Corporation.

Recruiting operations experienced a period of rapid expansion in fourth quarter of fiscal year 1998, a trend that is accelerating at this time. Over its first sixty-day period, ERPERP more than doubled its staff and over five months increased revenues by nearly 100%. It continues to specialize in recruiting, trained and skilled IT professionals for placement as direct-hire employees at JD Edwards, SAP and PeopleSoft end-user facilities throughout Canada and the United States. ERPERP achieved sales revenues of $322,251 in fiscal 1998, which ended June 30, 1999, and are projected to reach $31.5 million by the end of fiscal year 2005. In April 2000, the Recruiting SBU launched its newest Web site, www.erperp.com.

ERPERP continues to grow and to expand its market niche, targeting the users of the major ERP software products. In May 2000, ERPERP established a team of recruiters specializing in placements with SAP AG end-users and followed in November with a recruiting group dedicated to PeopleSoft clients. The SAP team has acquired, after seven months in operation, placement contracts with nearly 40 clients, including some of the largest and best known U.S. and multinational corporations, e.g., Pitney Bowes, Deloitte & Touche, Hughes Networks, Reynolds & Reynolds, and Hitachi Semiconductor, and has generated more than $250,000 in revenue. With sufficient funding, ERPERP is projecting that revenues will reach $31.5 million by the end of FY 2005.

MindLoft Solutions (MindLoft Solutions, or Software Development SBU)
--------------------------------------------------------------------
MindLoft Solutions is a start up software development and systems support SBU that operated within the Parent Company from July 1999 until it was incorporated separately in December 1999. Beginning with a single employee, MindLoft Solutions today has part- and full-time software and Web site development employees as well as personnel dedicated to administering the hardware platforms supporting its internal and external networks and operations. There are plans in the immediate future to add personnel to provide client training and customer services.

In December 1999, Malcolm Roy, Company founder and President, initiated a program to create a software "engine" that could match job candidates' intellectual capital/skills, or iCAP, automatically scanned and extracted from resumes or professional experience profiles to similarly described skills contained in job descriptions. The software would then score how well the candidates qualified for specific job placements based on a system of numeric skills descriptors called iCAP codes. This revolutionary concept, now incorporated into a software product with the trade name iCAP Engine, utilizes a process called SkillMatch to eliminate the need to perform laborious, inaccurate and time consuming keyword and text searches of candidates' resumes for the skills necessary to qualify him or her for one or more specific direct-hire or contracted positions.

We believe that the greatest problem encountered by recruiters and HR staffers alike is finding the time and personnel to deal with the vast quantities of resumes that a keyword search of large job boards and databases can generate. For example, a keyword search for an 'Oracle programmer' or a 'nurse' often results in locating literally hundreds of resumes containing the terms used in the search, which then have to be examined, sorted and resorted to find the best qualified individuals. Even after sorting there may be problems deciding on a short list, due to the great variety of terms used by individual candidates for the same skill. Furthermore, unless every one of these variant terms, or 'aliases,' is included as a keyword in the original search, the recruiter may miss finding some very highly qualified candidates and will never be able to include them for consideration. The innovative, proprietary suite of iCAP products developed and marketed by MindLoft Solutions successfully eliminates these problems and also addresses the functional needs of recruiters by integrating SkillMatch with a range of applicant tracking and business tools.

The iCAP suite of software solutions is presented in more detail below.


Corporate Focus on iCAP Software

Although MindLoft began its operations as a personnel placement services company, in November 1999 the company took a new direction with the creation of a new SBU, MindLoft Solutions. Earlier in that year, MindLoft President and CEO, Malcolm Roy, initiated an effort to design Internet-based software for the Staffing Industry that would automate certain operations of the candidate search and qualification process. From the experience gained from his own recruiting companies, he realized that major inefficiencies existed in the way that recruiters looked for and matched candidates to posted job openings, particularly in deciding which candidates were best qualified.

After researching existing technologies for automating the selection and tracking process in various industries, such as bar coding in Wholesale/Retail and the Dewey Decimal System used by libraries, the need for new software tools became very apparent. MindLoft Solutions was chartered to design, develop and support this new software, using MindLoft's personnel placement SBUs, ERPERP and MindLoft Consulting, as test sites. Accordingly, the primary focus of MindLoft now is to market, promote and sell proprietary and innovative software products and services to the Staffing Industry under the trade name MindLoft Solutions, and to establish those products as global standards.

The Suite of iCAP Solutions

The iCAP concept was given to MindLoft Solutions along with additional technical staffing to develop and implement and by March 2000, the Company had produced a workable version. Known initially as the 'Intellectual Repository Indexed Mosaic', now called iCAP Engine, the system was installed and implemented internally at MindLoft Consulting and ERPERP for extensive Beta testing in recruiting and placing IT professionals with end users of ERP systems. During several months of intensive use in which the iCAP technology demonstrated its superiority over the conventional keyword search and matching procedures utilized throughout the HR and Alternative Staffing industries today, MindLoft Solutions continued to develop the software and prepare it for the marketplace.

Accordingly, the iCAP software engine has become the basic element in a suite of applications designed to meet the needs of various segments of the Staffing marketplace. With the establishment of iCAP Codes as a standard, hundreds of applications can be developed to solve a myriad of problems. The Company has decided to focus initially on a suite of six synergistic products. They are:

1. iCAP Engine[TM] Patent-pending skills matching software, utilizing the iCAP Standard, which is fundamental to and incorporated into each iCAP product. The Engine also can be licensed separately to recruiting firms, job boards and resume distributors for integration into their software systems.

2. iCAP SkillBridgeT/Local[TM] Proprietary software for identifying and extracting contact information and skills terms from resumes and job descriptions

3. iCAP Recruiter[TM] Hosted and server-based, turnkey, skills-matching solution for recruiting firms.

4. iCAP Recruiter Plus[TM] Incubator hosted skills-matching solution for start-up or small recruiting firms and independent recruiters.

5. iCAP HR[TM] Hosted and server-based HR department skills-matching and management utility for enhanced efficiencies in the hiring process.

6. iCAP QuickLink[TM] Utility/value-add desktop skills-matching module provided to link clients and HR departments to a recruiting firm.

7.  iCAP Spider[TM]   Desktop module for individuals using the
    Internet to automatically and continually search job boards and databases.

8.  Candidate Tracking/Recruiter Productivity Modules   Tools that
    include MindLoft's PowerLinkT and which enable recruiters to increase productivity by automating the processes of tracking and managing candidates and jobs.

A more detailed description of each product and the market that it targets follows:

1.   iCAP Engine

Description:   MindLoft Solutions has developed iCAP Engine,
               the first IICCA Certified skills matching software engine that incorporates the patent-pending SkillMatch process and the iCAP Standard. It is currently available in a ColdFusion / MSDE version for hosted
               Web applications, but in the future it will be available in other configurations.

Target Market: The primary marketplaces for licensing the MindLoft Solutions Engine are:

       (a) Businesses or organizations needing quick implementation of the iCAP Standard by integrating open source or encrypted variations of the iCAP Engine into their product line,

       (b) Firms selling Applicant Tracking Systems or providing that service to their clients,

       (c) Job boards looking to incorporate the iCAP Standard in their candidate qualification methodology, and

       (d)     Web site developers seeking to integrate the iCAP
               Standard into their own applications. Again, these licensees can be developers, vendors or users of either software or Web applications.

The IICCA (described below, Marketing Strategy) requires that all "engines" incorporating the iCAP Standard utilize codes in the skills matching process that consistently produce results identical to those of the iCAP Engine regardless of the vendor providing the software application solution or the system in which it is incorporated.


2.   iCAP SkillBridge/Local

Description:   iCAP SkillBridge is designed to scan resumes and
               job descriptions to highlight ('red-line') terms describing skills or skill requirements for later conversion into IICCA certified iCAP codes that can be used by the iCAP Engine in the matching process. iCAP
               Local is a module that runs on a user's system or is accessed via the ASP system that allows the user to convert skills terms not already included in the IICCA lexicon into temporary iCAP codes for immediate use in matching skills to job requirements, pending official
               IICCA certification. Resume Information Identifier
               (RHI) is an option available with this module that scans a resume for the name and contact information contained in it and extracts the information for storage in a contact file.

Target market: iCAP SkillBridge and iCAP Local normally are included with iCAP Engine. RHI is an option for recruiters and HR departments not already possessing contact management software.

3.   iCAP Recruiter

Description:   A hosted or server-based application that provides the
               user with access to the IICCA Catalog (see below, Marketing Strategy) and the iCAP Engine for matching candidates and jobs. It also provides a suite of modules for contact, hiring process and commissions management; online presentation (Website); internal and external news management; and various other functions designed to dramatically speed and improve the recruiting process. Easy to implement and exceptionally affordable, it quickly handles the daily processing and matching of job applicants and manages the work-related activities of the staffing specialists.

Target Market: The first-to-market version of iCAP Recruiter is a solution that has been designed for and extensively tested in a working environment to meet the requirements of all recruiting firms. Enhanced versions of iCAP Recruiter will address the requirements of a wide range of end users including Human Resources departments, hospitals, university Registrars, professional services providers and agencies employing companies on a contract basis.


4.   iCAP Recruiter Plus

Description:   This is a full-fledged business application
               incorporating iCAP Recruiter as its core element. iCAP
               Recruiter Plus also provides services that range from handling Receivables, Accounts Payable and Payroll;
               managing contacts; and tracking candidates to maintaining retirement and health insurance programs.

Target Market: iCAP Recruiter Plus is geared towards the many thousands of individuals or small placement firms that seek to get a 'leg up' in the recruiting industry, but that lack the sourcing and business-related resources and capabilities of larger staffed and better-financed companies.


5.   iCAP QuickLink

Description:   iCAP QuickLink is a utility provided by iCAP Recruiter
               licensees to their client companies in order to store the client's job requirements and to perform skill matches and job postings for the specific recruiter's iCAP Recruiter system. It is a desktop module that also includes the capability to print out skills requirements for department heads or hiring managers to enable them to communicate their job requirements internally to the hiring department or authority.

Target Market: This product will be marketed to recruiting firms to encourage client company loyalty to the recruiting company by creating an easy pathway for a client to create or update and download its job listings directly from a desktop computer.

6.   iCAP HR

Description:   iCAP HR is an upgraded version of iCAP QuickLink that
               extends the capabilities of the system to manage staff and open positions. Staff skill inventories are stored along with the skill requirements of available jobs.
               iCAP HR provides the capability to conduct internal searches for talent to fill a position as well as remote searches of approved external IICCA standardized resources. iCAP HR is a multi-user application that resides on the HR desktop and links to departmental hiring authorities, using the IICCA
               Standard to assure consistent, accurate communication of personnel placement requirements.

Target Market: This solution applies best to corporations and organizations with an established Human Resources department and a need to provide valuation and measurement of the extensive intellectual capital database represented by the skill sets of its employees.

7.   Marketing Guru

Description:   Marketing Guru consists of software that daily culls
               resumes from Internet-based databases and job boards, imports them to a recruiter's site and, after depositing of the resumes and contact information in an internal database or "Fishing Pond", automatically runs them through SkillBridge to match them against the recruiter's posted jobs. Each candidate is then notified automatically by E-mail of the top three jobs for which he or she is most qualified and asked to contact the recruiter.

Target Market: Both individual recruiters and recruiting
               companies


8.   iCAP Spider

Description:   iCAP Spider is a small desktop module designed for
               every active or passive job candidate to establish a continuous interface with any IICCA certified products or services. The module establishes and stores an individual's iCAP-converted skills for uploading to prospective employers, recruiting agencies or other
               IICCA standardized resources. It then continuously explores Web-based databases and recruiting sites so as to determine where the best job opportunities are located. The system interfaces with and enables the candidate to obtain job matches at both the central
               IICCA repository of iCAP codes and the standardized databases at sites maintained by specified recruiters and job boards.

Target Market: iCAP Spider will be marketed to every candidate or employee to distribute his or her skills information in the IICCA Standard format and to quickly find jobs worldwide that meet his or her skill sets without going beyond the iCAP Spider interface.

9.   Candidate Tracking/Recruiter Productivity Modules

Description:   In conjunction with its proprietary software, MindLoft
               Solutions will include modules that automate, streamline and manage the recruiting process. These include tools for tracking the progress of a candidate through the interview and hiring process, establishing and managing contacts with candidates and clients, and helping recruiters to be more productive.

               iCAP PowerLink is a proprietary tool that MindLoft has developed and will incorporate its products as an option. It enables a recruiter to join a nationwide network of recruiters to search out and, when appropriate, match candidates and jobs to accelerate and increase placements. By linking a small firm's services to a shared repository of jobs and candidates, a recruiter using PowerLink can be up and running quickly with access to thousands of candidates and jobs to offer his or her customers from day one of operations.


Target Market: All clients in the Alternative Staffing Industry;
               but PowerLink is designed specifically for individual recruiters and small recruiting companies.



Software Versions

MindLoft Solutions' clients can choose to implement the iCAP software in several ways, one of which is to have their site housed, or hosted, on MindLoft Solutions' servers. For the majority of independent recruiters and smaller recruiting firms, MindLoft Solutions anticipates operating as an application service provider, or ASP, which means that the SBU manages and delivers application capabilities to multiple users or clients that it hosts from a data center across a wide area, Internet based network. In the ASP environment, emphasis is placed on the use, not the ownership, of the application, so that an ASP operates and maintains the application, and MindLoft licenses it to its clients. The latter does not own the application or incur the cost and responsibility associated with software development or ongoing system maintenance.

MindLoft Solutions also is developing for later rollout a server-based version of the iCAP software that can reside on IBM PC or Macintosh computers or on network servers at a client's site and run under their control. iCAP Engine and various other components of the software can be integrated into client's existing on-site systems to add functionality and features not previously available to them.

In the very near future, MindLoft Solutions will develop and market proprietary tools for evaluating the human and intellectual capital of companies that are candidates for acquisition by MindLoft. The purpose is to determine these companies' market value and their overall effectiveness in providing products and services. Government agencies and large corporations that regularly seek contractors through the bidding process also can use the same tools, since they can immediately determine which applicants meet the skills requirements of a particular project.


Benefits of iCAP Products

MindLoft Solutions' initial purpose in developing the iCAP products was to assist recruiting companies to experience the power and reach of the Internet so as to grow their business. At the same time individuals and small companies could come under an 'umbrella' network that would enable them to share resume and job posting capabilities. By acting cooperatively in placing candidates and filling job requirements, small staffing companies could leverage their combined resources to more easily and quickly satisfy the needs of their clients with fewer staff and with a lower expenditure of time and money.

Also, in exchange for a percentage of revenues from receivables, MindLoft Solutions will provide direct assistance in the form of financial backing, a comprehensive benefits package and increased market exposure. The combined strength of the cooperating, networked companies would produce for them significant economies of scale and expansion of resources, permitting competition on a more level playing field with the larger, more established placement and professional services providers, such as Volt, Andersen Consulting and KPMG Peat Marwick.

For larger recruiting companies and HR departments, iCAP software reduces the time, cost and effort required by existing software systems to source and qualify the most suitable candidates to include in the interview and hiring process. HR and recruiting staffs that are already overburdened now can be more productive and effective and more quickly and efficiently satisfy the staffing needs of their companies and clients.


Information About MindLoft Solutions' Intellectual Property

Early in 2000 MindLoft began filing a series of patent applications for the iCAP Engine software, its first software product (originally named MatrixMatch), and for the iCAP Catalog. Together they create a system for cataloging, inventorying, selecting, measuring, valuing and matching intellectual capital skills of candidates and job requirements. The system can source an individual's intellectual capital, and is specially designed to find candidates having requisite



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


skills for an employment or consulting position. More particularly, it creates a searchable knowledge base of individuals' skills indexed in a hierarchical cataloging, measuring and valuation system.

SkillMatch utilizes a series of intellectual capital codes drawn from a standardized skills catalog created by the IICCA. The catalog contains a set of inclusive groupings of skills drawn from a candidate's resume or from a job description and organized in a five level hierarchy ranging from the specific to the most general. A unique numeric code is then assigned to each level. The composite grouping of the codes from the individual levels of the hierarchy forms an intellectual capital, or iCAP, code representing either a specific skill of a candidate or one required by an employer to satisfy a job requisition. The combination of the individual iCAP codes comprising the totality of a candidate's skills or those of a job requisition is its iCAP inventory. By comparing a candidate's iCAP inventory with that of a specific job requisition and scoring the degree to which they match, a recruiter can immediately determine if the candidate meets, or does not meet, the requirements of a position and can make a decision as to whether to continue the interview or hiring process.

From research conducted into recruiting software available in the marketplace today, it is evident that there exists nothing comparable to the iCAP Engine or to the iCAP Catalog. Accordingly, beginning in February 2000 and acting on the advice of patent attorneys, MindLoft Solutions has filed with the U.S. Patent Office 119 patent claims relating to the iCAP Engine and its underlying proprietary processes. Decision on the validity of these claims currently is pending.


INDUSTRY OVERVIEW

The following section contains a presentation of the Staffing Industry and the segments within it that MindLoft Solutions is addressing in developing and marketing its software solutions.

The Staffing Industry

In the Staffing Industry, human capital services usually are directed to providing personnel in a wide range of situations, including:

*   Development of applications or products,

*   Installation or modification of major systems,

*   Replacing the loss of key technical or management personnel, and/or

*   Providing personnel to fill newly created positions.

Recruiters furnish skilled personnel either as direct hires, in which they become full ("permanent") or part-time employees, or on a contingency basis in which they serve as temporary help or consultants. Companies that supply these services often focus on one



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or the other of these categories, but many such as Kforce and
MindLoft's recruiting and consulting SBUs address both markets.

In 1997, there were more than 2,500 companies that provided these services, mainly to the 500 largest businesses and organizations in the United States. In the past two years the number of such companies has increased greatly, particularly in high-tech areas such as Dallas, Texas where it has been estimated that there are currently more than 450 alternative staffing firms. Nationwide the number today is close to 15,000.

Thirty years ago the Staffing Industry mainly included HR departments and agencies providing temporary staff for clerical and low-skill, short-term employment. A small number of firms also provided consultants to perform, on a short-term basis, tasks requiring special skills or expertise.

The Industry underwent a major change in the 1980s with the development and rapid expansion of computer and telecommunications technology that brought about a major need in the labor marketplace for skilled technicians and specialists. That need increased following the introduction of the Internet and wireless communications, and was further augmented by a growing shortage of trained and experienced personnel. To meet the demand, the Staffing Industry experienced the formation and rapid growth of companies and specialists dedicated to searching for (sourcing), evaluating and recruiting candidates to meet the ever-increasing demands for permanent employees and consultants by employers whose companies were joining the technological revolution. Also, professional associations, such as the American Staffing Association and the Society for Human Resources Management (SHRM), came into being and today represent hundreds of thousands of staffing practitioners worldwide.

In the 1990s, the demand for skilled employees and consultants was driven by two other factors: the declining birthrate in industrialized countries and the aging of the "Baby Boom" population both in the U.S. and Europe. These factors amplified the difficulty and extended the time required to find qualified job candidates, thereby greatly increasing the work loads of HR staffs that already were overburdened with the other responsibilities of corporate personnel management. The result was to provide a major impetus to outsource the recruiting and candidate evaluation process to individuals and companies specializing in those functions. In turn this lead to the creation of the Alternative Staffing Industry, which today has become a dominant element in the Staffing Industry as a whole.

Rapid Adoption of New Technology

Initially individual specialists in various technical fields performed candidate sourcing and recruiting, needing only a telephone and a Rolodex to perform their tasks. However, as the volume of jobs began to outstrip the number of available applicants, the industry increasingly turned to computer software to automate and facilitate the recruiting process. Today computers, and the software that runs them, have become the requisite tool of virtually every professional recruiter, whether operating as an individual, an employee of an Alternative Staffing company or a staff member of a Human Resources department in a corporation or government office. At first, the advantage gained from computers lay in the fact that they could process large amounts of data, namely the contact information of candidates, clients and hiring authorities, along with complete



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resumes and job descriptions. Such information could be stored electronically for rapid processing, searching and retrieval at a moment's notice. This enabled recruiters to maintain and access a large repository of data and to handle ever larger volumes of placements. Later computer software was developed to manage the recruiting process itself and to automate many of the tasks performed by HR staff members.

Today, many of the Fortune 500 companies are taking innovative steps to apply third party computer technology and to streamline and update their recruiting and hiring processes. One of the fastest growing trends is to locate computer-based hiring locations ('kiosks') in a store or place of business operated by the employer. Using touch screens and data entry modules, consumers and clients can directly input their profiles and submit applications for posted job openings to the company. Corporations like Home Depot and Mirage Resorts of Las Vegas have linked these kiosks directly to their in-house HR departments, where likely candidates can be screened, matched to available positions and contacted directly for interviewing. Other companies, such as Macy's West, Blockbuster Video, Target and Longs Drugs, use the services of a hosting firm, which collects, synopsizes and rates the data for each applicant and forwards the information to the client company. The client then selects the best-qualified applicants for face-to-face interviews with its HR department or hiring managers.

The spread of computer technology has spawned a minor industry specializing in providing software tools to staffing professionals. These tools vary in cost and complexity and are designed to handle, singly or in combination, candidate and job databases, contact management, interview management and tracking, and personnel evaluation and testing. About 40 companies today develop and market Human Resources Information Systems (HRIS) to manage the hiring and personnel needs of corporations, and the number is rapidly growing. Companies producing Applicant Tracking software also are increasingly in evidence, as are those producing software for contact management and automated candidate testing and evaluation.

Internet-Based Recruiting

In a recent and more significant development, the creation and rapid expansion of the Internet and World Wide Web has greatly impacted the Staffing Industry. Where once the Web was mainly a tool for transmitting messages from point to point, today it has become an important medium for accessing information, marketing products and services, and conducting business globally. It is not unusual for information technology professionals to perform complex coding tasks and systems analyses over the Web thousands of miles from the location of the server or work site. Recruiting personnel now have the ability to gather data through Web linkages to all parts of the globe, a capability that is made possible through the development of an extensive satellite communications system. It is becoming feasible to access the Internet via telephone, laptop and/or and palm-held computer from virtually any place in the world and receive voice, text or pictorial transmissions instantaneously.

Email also has become an important tool in the recruiting process, enabling recruiters to disseminate job information, candidate profiles and pertinent data instantly around the globe or over a wide geographic area.



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


Traditional staffing and personnel placement companies have gravitated to the Internet in recent years and are increasingly dependent on the centralization and worldwide reach of Internet-based job bulletin boards and Web-accessed databases. A 1999 Internet industry survey identified more than 30,000 such sites, and more appear every day. Among others, 'high-tech' professionals and recruiters are especially prone to search for jobs on the Internet and even create their own Web pages to advertise their availability or directly post open positions. A recent survey revealed that today there are more than 800 million Internet sites, most of which consist of multiple pages. In fact, there are so many sites that even the largest browsers and search engines can access only 15% - 20% of them. Although new and better Internet routers are coming online to handle the volume, it is widely believed that the technology has not yet been developed that can utilize fully the benefits and resources provided by the World Wide Web.


Hosted Websites And Application Service Providers

One benefit of the Internet is the capability it gives to service providers to perform their services for a large and geographically widespread clientele from a central location containing a software server or groups ('farms") of servers. Such facilities are known in the computer industry as Web site 'hosts' or ASPs, namely Application Services Providers.

We define ASPs as third party service firms, which remotely deploy, manage and host software applications through centrally located servers in a rental or lease arrangement. The ASP Industry Consortium defines ASPs as follows: "An ASP manages and delivers application capabilities to multiple entities from a data center across a wide area network." In an effort to reduce costs and manage data more cheaply and efficiently, an increasing number of recruiting firms and individuals are employing the services of ASPs and the trend is expected to continue as the volume of data to be managed increases. Currently companies such as MindLoft that specialize in providing outsourced, hosted database management and candidate tracking are increasing in number and are targeting the smaller and mid-sized recruiting operations and HR departments as their markets of opportunity.


Need For New Search And Skills Matching Technology

Despite the rapid advances in computer and Internet technology, one of the primary needs in the HR and Alternative Staffing industries today is for a process that harnesses the power of this technology in a more efficient and time effective way. Specifically the main requirement is for a system that provides rapid, efficient and accurate identification of job candidates with the most suitable set of skills for a specific job requisition. Even given the speed of today's computers, the keyword-based search process used by every software system today is too cumbersome and ineffective and is likely to remain so without new search technology. Given the advances that are taking place daily in hardware and software technology, it is time that similar advances are made in the search methodologies themselves.

The 'bottom line' regarding Internet technology today is that it is increasing exponentially and that the utilization of its many features and advantages by the Staffing Industry has only started. The



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


potential for exploiting these benefits has not yet been fully realized and put to use by the business world. Advances are taking place so rapidly that most corporate managers and business entrepreneurs are having difficulty in making the right technological decisions. The climate is appropriate for the entrance of companies like MindLoft Solutions to acquire and provide the direction and tools to companies seeking to become Internet oriented.


MARKET ANALYSIS

The following is an overview of the major factors and technology that are influencing the HR and Alternative Staffing marketplace today.

The Internet

If the 1970s and 1980s comprised the age of the computer, the 1990s have been the age of the Internet. In 1988 - 1989 there were approximately 5,000 users of the Web, as determined by the number of domain names assigned at that time. By 1995, according to figures produced by Network Solutions, Inc., there were 100,000 dot-com names, and four short years later the number had risen to 5.3 million. The dramatic change has in part been due to the development of powerful programming languages that can handle both text and graphics/objects, but the greatest factor has been the availability of wider bandwidths to carry the data online. The periodic auctioning of bandwidth licenses by the federal government permitted Internet companies such as Time Warner/America Online[R] (AOL[R]), CompuServe[R], Yahoo[R], AltaVista[R] and a myriad of others to vastly increase the types and quality of services their portals provided to subscribers. In conjunction with this development, the introduction of new message routers, devices made largely by Cisco Systems, to carry and direct the digital signals, greatly augmented Internet browser capabilities.


Internet-based Data Repositories

Where once the Web was mainly a tool for transmitting messages from point to point, it has now become an important medium for accessing information, allowing individuals and companies to market products and services and to conduct business on a global scale. Not only can IT professionals perform complex coding tasks and access systems remotely, but also investors can track and trade securities on international markets. Consumers now can purchase items ranging from books and records to automobiles and houses online at any time, day or night. Scientists and businessmen, as well, have benefited from the new technology through the ability to conduct meetings with widely dispersed conferees in real time and gather data through Web linkages to all parts of the globe. These capabilities are available because of the development of an extensive fiber optic and satellite communications system. Soon new technology will enable these communications to be connected through the Internet, and it is becoming possible to access the Web via telephone, laptop or palm-held computer from virtually any place in the world and to receive voice, text or pictorial transmissions instantaneously.




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


Rapid Proliferation of Web Sites and Web-based Databases

Today, the main problem with using the Internet is the vast proliferation of sites, which can make access difficult. In fact, there are so many sites that even the largest portals such as Yahoo.com, Lycos.com and Altavista.com can access only a small number of them, and sponsors of Web sites must overcome the problem of gaining user recognition and access. The access difficulties are leading to the acquisition and merger of browsers and the establishment of elaborate cross linkages between sites that offer a variety of services. A Nielsen survey of Internet usage conducted in July 2000 confirms this trend, showing that while 144 million individuals went online during that month, representing an increase of 30% over 1999, they visited 16% fewer Web sites.

Human Resources departments, professional services and third party personnel placement companies alike have gravitated to the Web in recent years. They have become dependent on the use of low cost, Internet-based job bulletin boards, employment opportunity postings and Web accessed databases to locate candidates and achieve job placements. Peter Weddle, CEO of Job Bank USA[TM], introduced the first on-line, job-posting site in 1992, at which time he guaranteed prospective employers that their job openings could be filled at a total cost of $100 apiece. Considering that employment ads in print media normally run into the thousands of dollars per placement, the effect of his guarantee was dramatic, and he began what has since become a paradigm shift in the Staffing Industry.

A recent industry survey identified 2,500 such Internet sites in 1998, and since then the number has risen to an estimated 30,000, with more appearing every day. A 1998 survey of HR departments by J Walter Thompson showed that 70% of HR departments advertised employment opportunities on the Web, a figure that was up from 21% in 1996. Gerry Crispin, a well-known Internet analyst, noted in his 1998 survey of Fortune 500 companies that 75% of them recruited job candidates on the Internet, a choice that was sparked by the power of the Web to locate candidates and match them to jobs in an increasingly labor-scarce market.

Growth of the Internet as a Recruiting Resource

The Alternative Staffing Industry has shown the greatest increase in Internet use over the past eight years, but surveys reveal that more than 40% of HR departments also recruit online. Corporations also dedicate a portion of the company Website to job posting and candidate applications, although these only represent approximately 7% of overall Internet usage.

HR staff, recruiting and professional services/outsourcing firms alike have quickly realized the economies of the Internet for posting jobs and searching candidates. Instead of charging, as in many cases, thousands of dollars to reach a single metropolitan audience for a week, staffers can post to an Internet site for a month or more at one-tenth the cost and reach viewers worldwide numbering in the hundreds of thousands.

It is no surprise to find that, while the total number of new job-related listings in the U.S. in 1999 grew by only 1.9%, on-line postings increased by 60%, and the disparity is getting greater as Web


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sites proliferate. One white paper (Osmeloski 2000, University of
Massachusetts) states that in the period from 1997 to 1998, recruiting on-line increased by 353%, and the climb upward shows no signs of abating today. The trend towards on-line recruiting is so marked that Knight-Ridder, the nation's second largest newspaper publishing company, combined with print media giant Tribune Company in spending close to $200 million to acquire CareerBuilder[R], Inc. and its job board CareerPath.com in order to enter what they see as being an $8.2 billon industry by 2005.

Internet Job Boards

If the Internet is the medium of choice for employers and candidates alike, the job boards have become the particular focus of the Alternative Staffing industry. Monster[R].com, HotJobs.com, Dice[R], and CareerPath.com now dominate the recruiting and contingency search marketplace. In 1999 job boards accounted for 61% of the more than 28 million listings on the Internet, and if the figures for Usenet[TM], a free listing service for job seekers, are included, the number increases to 94%. Recruiters are by far the most frequent users of Monster.com and other similar sites, and their presence is becoming greater each year. In 1997 - 1998 the Alternative Staffing industry, including temporary staffing agencies, poured $59 billion into Internet postings, and in the following year, on-line recruiting increased by 150% (Osmeloski). In June 2000 alone nearly 16 million users visited the top 13 job boards. A recent estimate by Gerry Crispin (HR Magazine, 10/4/2000) puts the number of job boards overall at more than 30,000.

With their major proliferation in the past five years and a growth rate that shows no signs of abating, job boards are building or consolidating large databases containing hundreds of thousands of resumes and employment opportunities for virtually every industry. Individuals accessing these data 'warehouses' often must sort through hundreds of job requisitions for days, weeks and even months to find the ones for which they are most qualified before they can even begin the application process. Similarly, companies reviewing candidates' resumes also spend inordinate amounts of time to create their short lists to interview. Accordingly, job board managers are welcoming any process that automates and speeds up the skills matching process, thereby allowing them to increase user volume and decrease time spent online.

Job boards also are incorporating services and added features to improve access to the data and attract visitors. BrassRing.com includes career path advisories and applicant tracking tools, as well as, current information about the condition of the job marketplace, and many sites are personalizing their services for candidates and recruiters. The larger job boards also are acquiring smaller service and specialized software providers in order to increase their dominance and market reach.

Monster.com

Monster.com provides a good example of the dramatic increase in job board usage over the past few years. Founded in 1997 by TMP Worldwide Incorporated, a global provider of Yellow Pages advertising and Executive Search services in addition to on-line job postings, Monster.com has rapidly risen through a program of Website acquisitions and aggressive marketing of its services to become the dominant job board in today's marketplace. Through July 2000, the


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


site recorded more than three million new job seekers and has a database in excess of five million resumes. It currently posts more than 400,000 jobs per month and represents tens of thousands of recruiting firms and corporations. Its U.S. site recorded nearly 4.5 million visits in July 2000 alone and ranked 74th in site usage overall, surpassed mainly by portals such as the on-line giants AOL[R], Yahoo[R], AltaVista[R] and Lycos and sites for retailers and auctioneers (Amazon[R], eBay[R] and Barnes and Noble[R]), reference sites (weather, information) and travel pages (Travelocity[R]). Globally, Monster.com has sites in 12 countries that received more than 15.2 million visits during June 2000. The job sites dominate the on-line careers boards with a 51% market share and currently accounts for more that 75% of TMP's revenues.

Resume Posting

More and more job seekers, active and passive, are turning to the Web as the best means to advertise their availability. Job boards loudly tout the hundreds of thousands of active resumes (i.e., those submitted in the past 30- 45 days) in their databases, and for the larger boards the number may reach into the millions. Although candidates in a wide range of fields use this medium, many professionals are especially prone to search for jobs on the Internet and even create their own Web pages to advertise their intellectual capital. In a labor scarce market where the demand for skilled technicians increases daily, job boards have become the medium of choice for both job candidates and prospective employers.

Job seeking itself may be tedious and time consuming with the requirement to post resumes on many different job boards or Web sites and then track responses. Web-based services such as ResumeZapper.com that charge a fee for automatically posting resumes to a number of job boards are rapidly increasing in number in order to alleviate the problem.


Human Resources Information Systems

A recent survey of HR departments in the U.S. by Workforce Magazine (www.workforce.com/article, 8/21/00) showed that many personnel specialists are turning to the computer and the Web to handle their workload. Forty percent of those responding to a recent survey used one of more than 16 HRIS software packages to handle all of the various HR related functions, including skills evaluation and applicant tracking. Another 46% used the Internet for recruiting new hires, with about 28% posting jobs on one or more Web locations other than the corporation's site.

All of the HRIS Applicant Tracking and Skills Evaluation modules performed the evaluation and candidate qualification functions via traditional keyword or text-based search technology, requiring many person hours to sift through the large numbers of identified prospects. It is not surprising to learn that when HR department staff persons were asked if the software technology could be considered "ahead of the curve" or "leading edge", 72% of the respondents rated HRIS as "marginal but functional" or as "obsolete." According to a 1999 survey by IDC as reported by IT Web, U.S. corporations will be spending $10.2 billion on outsourcing various HR functions to service providers that have implemented leading edge, cost effective technologies.



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Applicant Tracking Systems

Another software package that is becoming increasingly popular with HR departments and Recruiters is Applicant Tracking software (AT) designed to manage the ever-increasing flow of information relating to job candidate searching and matching, reporting to regulatory agencies and to the interview process. Originally no more than a spreadsheet, the software has become a highly sophisticated search and report system that can be used even by multinational search firms and corporations, either in-house or in a hosted environment over the Internet. Lately many applicant tracking modules are being bundled into HRIS packages as components of the larger system. At this time there are approximately 60 AT systems available, of which 40 are the most well known. Despite the increase in features and efficiency, all of the AT systems on the market today still are based on the same text search, scanning and matching technology now in use throughout the HR and Alternative Staffing marketplaces.

Private Sector Staffing Departments

At present an accurate count of the companies, agencies and organizations that maintain in-house HR functions and staff is not available. According to the Society for Human Resource Management (SHRM[R]), there are approximately 400,000 professional HR staffers today, indicating that at least 20% to 30% of the one million or so companies with more than ten employees maintain a permanent HR staff. This estimate may be conservative in light of a 1997-1998 study conducted by the Bureau of National Affairs and SHRM indicating that 46% of U.S. establishments had a specialized HR staff performing one or more niche functions. Since according to the Bureau of Labor Statistics (BLS), companies and organizations may have more than one establishment (i.e., business location), the number comes closer to 35% when only the corporations or organizations themselves are considered. Given that 40% of these corporate HR staffs (approximately 100,000) use or access HRIS systems, of which 72% are inadequate, the immediate private sector market for iCAP Recruiter and other HR-related MindLoft Solutions products is at least 70,000 companies.


Governmental Agencies

Virtually every governmental agency of any size on the state and federal level has staff dedicated to HR functions. In addition to the constant need for 'permanent' in-house employees, these agencies also require consultants to perform tasks for short and long term projects, and accordingly must sort through thousands of applicants with only the current keyword based skills search and matching software. The U.S. Department of Labor is an example of one federal agency currently searching for project personnel, mainly individuals with EDI/XML experience. However it currently lacks the capability to access and sort through the many databases containing appropriate candidates, and as a result candidates are in short supply.

Secondly, there is a significant need for a tool like the IICCA
Catalog that could handle the collection and enumeration of statistical data relating to employment much more efficiently using standardized numerical iCAP Codes applied on a national or statewide basis.


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And thirdly, the Agencies need to aggregate the intellectual capital of personnel working for companies contracting with governmental agencies in order to characterize the company's qualifications as a bidder on government contracts. Using a process like iCAP Engine, contractors can instantly match bidders to the requisitions for a project and identify the most qualified quickly and accurately on a short list.


Products and Services for Individual Candidates

An untapped marketplace for Internet or software based solutions like those developed by MindLoft Solutions is the individual job candidate. There are two categories of candidates: the active job seeker who posts resumes to job boards and actively promotes his or her qualifications to prospective employers, and the passive candidate who is not actively looking for a new position, but despite being already employed would be receptive to an offer of higher pay or more challenging work. The active candidate often will use the Internet to place a resume complete with his or her name and contact information on a number of job boards and databases in order to advertise his or her availability. Passive candidates, on the other hand, usually do not want to reveal their identity by broadcasting their resumes, but will scan job boards and databases periodically to see what better opportunities exist in the marketplace. Recruiters often will 'shop' the resume of a particular candidate minus the candidate's name and contact information in order to attract prospective employers or other recruiters looking to fill a client's position.

In today's labor-scarce job market, according to most recruiting experts, individuals need to keep in close touch with current salary ranges and skills requirements to track their own worth in their chosen field. Since the average retention period for many highly skilled workers and professionals is 17 months, persons looking for new work need to be able to explore many avenues as quickly as possible. Candidates need Web-based tools to access and peruse many databases on a continuing basis in order to find the best position as quickly and painlessly as possible.

On the other side of the coin, employers and recruiters often are unable to quickly locate the best candidates for a position because he or she may not be actively job seeking. Here the need is to be able to connect with such candidates by attracting them to the recruiter's Web sites or recruiting facilities. In each of the above instances there is growing market for software tools that the candidates can use to keep continuously with the opportunities available.

Size of Potential Market

The size of the market for MindLoft Solutions' solutions is vast and difficult to define. Virtually every company large enough to support an internal HR staff is a potential customer as are Alternative Staffing firms. In addition, Professional Employer Organizations
(PEOs) that provide 'employee leasing' services to small businesses and assist employees laid off from client companies to find new jobs represent up to 3 million workers and are an inviting target for MindLoft Solutions' marketing efforts.



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The 1997 U.S. Economic Census shows that there were 4.96 million public and private firms with payrolls in that year, about 350,000 more than in 1992, and that they employed over 137 million civilian workers. Firms with payrolls provide a good yardstick for estimating the size of the HR marketplace, since payroll management is commonly an HR function. Based on 1992 statistics, 40% of those firms had five or more employees and 21% had more than ten. For the purpose of this analysis, we will assume that there are approximately one million companies with ten or more employees on payroll.

Competition

At present there are approximately 50 Applicant Tracking software vendors and a number of services providers that advertise various degrees of capability in matching the skills of candidates with the requirements of employers. While these products and services include features available in MindLoft Solutions software, such as contact management and some productivity tools, none has the ability to perform the skills matching functions as efficiently or as cost-effectively as MindLoft Solutions' patent-pending iCAP Engine. Neither has any of them developed and promulgated a standardized procedure for the Staffing Industry to rival the IICCA Catalog and certification process.

While there are companies that are striving to create skills matching software solutions that will probably be ready to take those products to market within the next six months to a year, by which time, MindLoft Solutions has a window of opportunity to establish itself in the Staffing Industry software marketplace.


MARKETING STRATEGY

MindLoft Solutions has developed and is taking to market, under the trade name 'iCAP', its suite of IICCA standards-based software products incorporating its patent-pending iCAP Engine and targeting the recruiting needs of the Staffing Industry as a whole. By combining the power and worldwide reach of the Internet with proprietary, patent-pending iCAP skills matching software, MindLoft Solutions seeks to achieve rapid penetration of the $13 billion Alternative Staffing industry and the $5 billion Internet recruiting marketplace, and to establish its iCAP products as standards in the Staffing Industry as a whole. Later, it will target the more than 10,000,000 companies in the U.S. that employ an HR staff of more than five persons.

MindLoft Solutions' Software Addresses Recruiters Problems

The iCAP software developed as MindLoft Solutions directly addresses and resolves major problems that recruiters and HR staffers face today, namely:

* How to deal with the vast amount of data that result from using keyword search methods to source candidates, and in some cases job requisitions, on the Internet,

* How to quickly identify and rank the most qualified candidates for a specific job or, conversely, how to find the best jobs for a candidate, and


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



* How to efficiently and cost effectively increase the productivity of recruiters and HR staffers.

Market Penetration

MindLoft Solutions has developed a marketing plan for its proprietary suite of iCAP-based solutions that envisions rapid entry into and penetration of targeted industries to reach Alternative Staffing firms, individual recruiters and HR departments. Since MindLoft Solutions' software is the first standards based skills matching product in the marketplace the basic strategy is to establish the standard with as many users and Web services providers as quickly as possible. As part of this strategy, MindLoft Solutions also must establish a mechanism to certify and maintain the iCAP Catalog, which embodies the standard, in order to ensure that the skills codes are current and inclusive.

The initial marketing strategy is two-pronged:

     * Establish, as rapidly as possible, using attractive and affordable system pricing and wide spread marketing, a user base for the suite of iCAP software solutions in several targeted industries and, simultaneously,

     * Found and maintain the International Intellectual Capital Codes Association (IICCA) to create and license the iCAP-based code standards specific to each industry.

Both strategies are necessary if the iCAP Standard is to achieve credibility in the marketplace and acquire a large enough user base to be accepted as a recruiting software standard on a global basis.

The next phase in the marketing will be to address the companies with HR departments or staff to market the iCAP HR software. MindLoft Solutions already is in talks with a major multinational automobile manufacturer that is interested in both using and marketing the software to the automotive industry as a Value Added Retailer. MindLoft Corporation has directed MindLoft Solutions to create a version of iCAP HR specifically for use by HR departments in "Fortune 1000" ranked corporations to handle both internal and external personnel sourcing and qualification. The new product is scheduled for release in the middle of 2001.

By capturing even a small percentage of these targeted marketplaces, MindLoft Solutions will be in a position to quickly establish a prestigious clientele, become a recognized Staffing Industry standard bearer and, with adequate capitalization, achieve projected revenues of $450 Million in five years following product launch. Using the combined expertise and entrepreneurial skills of its systems personnel and marketing and sales staff, MindLoft Solutions' objective is to become a major creative force in developing and implementing innovative technology for enhancing use of the Internet as a recruiting and personnel placement tool.


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



Since all of the computer and Internet-based recruiting and skills matching procedures today utilize keyword searches, the widespread adoption and application of the iCAP Solution will bring about major economies of time and costs. Over time this will produce a paradigm shift in fundamental recruiting operations in the Staffing Industry throughout the world, helping to create a major demand for the iCAP products. MindLoft Solutions anticipates that the effect will be similar to the revolution in the Telecommunication Industry caused by the replacement of analog (voice) communications technology with digital systems or the institution of the Multiple Listing Service, or MLS[R], by the National Real Estate Association.

The iCAP technology can be quickly and universally applied wherever a candidate's intellectual capital, or skills, evaluation is required. Such applications can extend to the business community, government agencies, universities, medical facilities and financial institutions, to name but a few instances. As first to market with this application, MindLoft Solutions anticipates that it will be positioned to achieve its market penetration and revenue objectives within three years of product launch.


The International Intellectual Capital Codes Association

The MindLoft Solutions' software is a process that utilizes skills categorized by numeric codes that can then be used to match against the similarly coded skill requirements contained in posted job openings. The key to instituting the iCAP technology as a replacement for current matching processes is the capability to establish and maintain standard codes for each of the skills in every industry where candidate recruitment is employed. MindLoft Solutions proposes to found an organization named the International Intellectual Capital Codes AssociationT (IICCA) to accomplish this task.

The IICCA will be headed by steering committee composed of experts in various fields that will be advised by select committees of individuals in specific industries and professions. Each select committee will be chartered to develop for its industry a skill code "lexicon" or "dictionary" known as an iCAP Catalog and to present it to the steering committee for certification. A Catalog will contain the standard code equivalent for every skill needed by every person working in every job or project within an industry or profession, and will serve to ensure that the codes so derived are used consistently in every iCAP-based application. As new skills are developed in a particular industry, the relevant select IICCA committee will generate the appropriate iCAP codes to define them and will disseminate the new codes to the users of the Catalog.

IICCA will certify that the codes used by companies or organizations using the iCAP-based solutions are uniformly applied, and also will certify that additions and enhancements to the codes meet the same criteria of uniformity. The certification process will assure the users of the iCAP software that they can communicate effectively with other users and therefore realize the benefits of fast, accurate skill matching and candidate qualification. Once established, nominal subscription fees derived from licensing the standards to vendors and/or end users of the iCAP-based systems around the globe will support the IICCA financially. In turn, IICCA will return a portion of



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



these revenues to MindLoft Solutions as payment for the use of the iCAP code concept.

Market Introduction of iCAP Recruiter and Recruiter Plus

Since iCAP Recruiter and Recruiter Plus are the most completely developed and user tested of the suite of solutions, they are being launched first and are now being presented to early adopter recruiters and recruiting firms. The other solutions now in development will be launched later in 2001. Although MindLoft Solutions plans to address the needs of each market segment, its first to market products, iCAP Recruiter and Recruiter Plus, are best suited for Alternative Staffing firms and individual recruiters involved in the Information Technology
(IT) Industry. This is mainly because the latter is a market that is already penetrated to some degree by MindLoft Corporation's SBUs, ERPERP and MindLoft Consulting, so an IICCA catalog of relevant iCAP codes already largely exists. For other industries, such as automotive or healthcare for example, the catalog must be constructed from scratch, a task that requires some preliminary work to identify and convert skills terminology to industry specific iCAP codes. This task can be performed relatively quickly, often in a matter of a week or so, with iCAP SkillBridge and the dedicated efforts of one or two persons serving as monitors. IICCA will certify the converted terms, which will be made available on a fee subscription basis to recruiters and recruiting firms marketing to those particular industries.

Early Adopter Program

Traditionally, software solutions are marketed in one of two ways: they may be sold outright along with rights to the source code by which they operate or they may be licensed for a fee to users without rights to the source code itself. MindLoft Solutions has decided to pursue the second strategy, making its suite of software solutions available for a monthly license fee that also will include maintenance and technical support. However, MindLoft Solutions is tailoring the marketing of its products to achieve rapid market penetration, and is adopting two versions of the license fee model, one for recruiting firms and the other for the individual recruiter:

     * Recruiting firms will license the iCAP Recruiter software for an annual fee that will include a specified range of users and a minimal set up fee. Clients with seats in excess of the specified minimum will incur an incremental fee, as will those requiring customization of the software;

     * Individual recruiters licensing iCAP Recruiter Plus will pay a minimal setup fee and the cost of customization, but not an annual license fee. Instead, they will pay MindLoft Solutions 20% of the gross revenues generated from placements for as long as they are using the iCAP Recruiter Plus software; however

     * In each case, the customer will pay a nominal subscription fee to the IICCA for access to and use of the iCAP Catalog for a specific industry.

To the initial users of Versions 1.1 of iCAP Recruiter and iCAP Recruiter Plus, MindLoft Solutions will provide its solution software at a below-market fee for a period for the first year and at market rates thereafter. Customer service and upgrades during the first contract year are included at no charge. In return for the reduced fee, the selected companies and organizations will provide input as to improvements and "bug" fixes for the software and also furnish testimonials to assist MindLoft Solutions' marketing campaigns. The next step will be to expand the presentation of the iCAP Solutions to the targeted industry as a whole by means of on-line and print advertising, Website hyperlinks, trade shows exhibits, mail out demos, and "test drives" by industry "gurus" and trade journalists.

For larger recruiting firms that support on-site staffs of dozens of individuals MindLoft Solutions is licensing a server-based version of the iCAP Recruiter software that will reside on and be operated from the customer's system. In this case, Early Adopters purchase a lifetime license to the software for a nominal fee, but pay a per-seat charge and set-up fee. Customization of their Web site and software features also incur an added charge, and maintenance and technical support is paid annually.

Once a foothold is gained in the targeted industries and the software products are achieving acceptance, the marketing campaign will target one or more of the major job boards and resume distribution services in the U.S. Here the SkillBridge utility will play a key role in enabling the job board personnel to convert their millions of resumes to the industry standard codes. Given the size of the database, the conversion will need to be gradual, one industry at a time. Monster.com, Jobs.com, Dice.com or CareerPath.com are all suitable targets because of their size and leadership position in the job board marketplace, and MindLoft Solutions is currently in negotiation with the parent company of a group of Web-based services to install the engine software. Once the iCAP Engine and standard are in place on one or more of the major sites and can demonstrate the marked efficiencies and advantages of the solution, it will be time to approach the other sites with the product.

A third marketing target will be the HRIS software used by up to 40% of HR departments today to perform a number of basic functions such as payroll, benefits and personnel management. Incorporation of the iCAP-based products such as iCAP HR and QuickLink into the HRIS software package will provide easy access into many of the largest HR departments across the U.S. and produce a major revenue stream for MindLoft Solutions.

Finally, MindLoft Solutions has developed its iCAP Spider module for personal use by individuals who want to keep up to date with jobs posted online suited to their skills and experience, but who may not want to advertise their work history or availability. iCAP Spider is as a type of 'Web crawler' that constantly polls IICCA certified Internet sites to match a person's skills to those required for available jobs. The solution then notifies that person of any 'hits' or matches and connects him or her to the job postings. The iCAP Spider solution allows the user to search passively without the risk of exposure to a current employer or the need to spend hours online looking for possible job matches. To use iCAP Spider, individuals will subscribe to MindLoft Solutions with a signup fee for a six- or twelve-month period, renewed automatically unless cancelled.

It is MindLoft's vision that by being first to market with a software standard for sourcing and matching intellectual capital it will create a window of opportunity to place MindLoft in a dominating position in the marketplace before significant competitors can emerge. Through an effectively staged, fully funded and industry pervasive marketing campaign, it is anticipated that MindLoft Solutions' suite of iCAP products will be used in many of the major industries and job boards within three years of introduction to the marketplace and will be considered a standard by recruiters and HR staffers.


ADDITIONAL INFORMATION REGARDING MINDLOFT


Information About Legal Proceedings

From time-to-time, we may be involved in litigation relating to claims arising out of its ordinary course of business. We are presently involved in no lawsuits or adverse legal actions.


Information About Our Office Facilities

Our business headquarters and technical training and design facilities are located at 326 Green Acres Road, Fort Walton Beach, Florida 32547. We are housed in a 6587 square foot facility complete with full office facilities. It is projected that these facilities are sufficient to meet service and expansion demands over the next six months.

Information About Our Network

Our network system is divided into an Internal and External component. This configuration closes our internal network to the general public and still allows external clients access to the hosted and corporate Web sites located on the External Network. A more detailed description of the support functions of our network is presented below.

Internal Local Area Network (LAN)

Our internal network consists of the following platforms:

- The LAN that handles the internal communication needs of MindLoft and those of its SBUs is an 866 MHz Dual Pentium III Dell Power Edge 2400 Windows 2000 Server.

       * This server is responsible for Exchange (mail) services, Domain Name Services (DNS), Windows Information Network Services (WINS) and Virtual Private Networking
          capabilities.

       * This server is the Primary Domain Controller for the internal network and is responsible for authenticating local users.


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



       * The future configuration of this computer will include an additional 80GB hard drive that will be used to backup the LAN nightly, and saved data will be transferred off-site to safeguard the information.

- The internal network uses a 400 MHz Dual Pentium II Dell Power Edge 2300 Windows 2000 Server as the backup for authenticating local users.

       * The server currently is configured to provide File Server support and is used for data redundancy as a LAN data backup server.

       * The server also is configured to backup the DNS and WINS server so as to insure that our local customers can perform their daily tasks without interruptions.

External Network

Our external network consists of four servers that provide various critical functions:

- Server 1: The first platform is an 866 MHz Dual Pentium III Dell Power Edge 2400 Windows 2000 Server.

       *   The server is responsible for providing Domain Name
           Services to the hosted websites for our internal and external clients. This server is used to host websites for external clients.

- Server 2: The second platform is also an 866 MHz Dual Pentium III Dell Power Edge 2400 Windows 2000 Server.

       *   The server is used exclusively as our Sequel Server.

-   Server 3: The third platform is a Dell Power Edge 1300 Server.

       * The server will be utilized to host e-mail services for our external clients and will also act as the secondary DNS server.

-   Server 4: This platform also is a Dell Power Edge 1300 Server.

       * It is utilized as our Web Development Serve and FTP server and currently performs tape backups of the external network.

RAID 7 External Drive

Both the internal and external networks are given an additional boost in performance and speed due to the addition of a RAID 7 External drive, which also provides excellent disaster recovery capabilities. This system has 21 nine-gigabyte drives that provide a total of 143 gigabytes of storage space and is specifically designed for speed, performance and fault-tolerance.

A Microsoft Internet Security and Acceleration (ISA) Server supports both networks. This server provides Firewall and Proxy services to both the external and internal network, and insures that our network is secure against attack from outside sources.

It is anticipated that the current system is capable of supporting our internal LAN needs and Web-based operations through the next two fiscal years.

Information About Our Employees

As of the date of this Memorandum, we employ four executive management and four middle management /staff members in MindLoft Corporation, the holding company, and 32 employees in the three Strategic Business
Units.


Management

As of the date of this Memorandum, the following sets forth information regarding the directors, executive officers and key management of the Company.


Name                    Age    Position With The Company
----                    ---    -----------------------------
--------
Malcolm R. Roy          50     Chairman of the Board,
                               President and Chief Executive Officer

Van Eggers              61     Vice-President, Marketing

Elsie Jeanette Tyner    62     Treasurer

Moya Sigler             44     Corporate/Board Secretary

Alex Brunner            55     Director

Robert C. Hackney       50     Director

Doug Pohl               40     Director

Keith Howard            44     Director

Len Mackenzie           63     Advisor to the Board


Biographies of each of the above named individuals follow:

Malcolm R. Roy, Chairman Of The Board, President And CEO

Mr. Roy is the Founder, and has served as Director, President and Chief Executive Officer of the Company since its inception. He has served as President and Director of the Company's main operating strategic business unit, MindLoft Consulting, Inc. (formerly known as
Technology Consultants, Inc.).   In 1987, Mr. Roy started Omega
Systems, a software development company with products geared for the automobile dealership and telemarketing industries. Coral Companies acquired the company in 1989, and he went on to provide management consulting to various real estate and manufacturing companies. In June 1995, Mr. Roy accepted a senior sales position with Storage Systems Computers, a company manufacturing and marketing data storage systems and disk arrays. From October 1996 to March 1997 Mr. Roy served as President and CEO of Artesia Data Systems, a Dallas based software development. In December 1997, he founded Mindloft Corporation. Mr. Roy supervises the overall operations of MindLoft, and provides strategic guidance and general supervision to the management team of the Strategic Business Units. Mr. Roy received a Bachelor of Science in Business Administration/Accounting from the Appalachian State University in 1973.


Van Eggers, Vice-President, Marketing

Mr. Eggers has been Vice President of Marketing of the Company since July 2000. Mr. Eggers' role is to establish close ties to Internet technology producers and the Staffing Industry in order to promote awareness of MindLoft's' services and those of its subsidiaries. He will also direct the market launch of MindLoft Solutions' iCAP products and services. Beginning in 1965, Mr. Eggers undertook a total of 20 years of University teaching, field research and environmental studies. In 1986 he went on to pursue a career in the computer industry at Omega Systems, a start-up software development company in Dallas, Texas, where he rose to the position of Vice-President, Operations and Marketing, where he responsible for client site installations and the development and production of company marketing materials. When Coral Companies purchased the firm in 1989, a Denver based Catalog software development company, Mr. Eggers assumed the position of Director of Marketing in charge of establishing relationships with computer system VARs and producing trade shows and marketing campaigns. In July 1990, he joined Electronic Information Systems as Senior Customer Engineer and Director of Customer Support for its growing operations in the development of the predictive dialer industry. From January 1995 to December 1996, Mr. Eggers served as an independent consultant to TriOgen, Incorporated, where he conducted marketing campaigns and developed sales literature for the Company's non-chemically based air purification systems. From January 1997 to July 1997, he was a consultant to Field Marketing Incorporated. Most recently, in August 1997, he joined with two partners to form a professional services/alternative staffing company, RE/source Professionals, Inc., in Dallas, Texas, and for the next three years, until July 2000, served as its Director of Operations. In that period, he developed the company's marketing and contract materials and was instrumental in establishing a clientele that included several Fortune 500 companies. Mr. Eggers has received a degree in Anthropology from the University of California, Berkeley in 1964.

Elsie Jeanette Tyner, Treasurer

Ms. Tyner has been MindLoft's treasurer and corporate accountant since October 1998. From September 1990 through February 1996, Ms. Tyner was employed as accountant/bookkeeper for a division of Goddard &
Shelton, Inc.   From March 1996 until October 1998, she worked at
Parrett Plumbing, also in the position of accountant/bookkeeper. In October 1998 she joined Mindloft Corporation. She has served as treasurer, recording secretary and chairperson on various committees of the local chapter of the American Business Women's Association. She has also volunteered for the Girl Scouts, Pryor High School Band Parent Association, Kenwood Library and the IRS Vita program. Ms. Tyner has a Bachelors of Science in business administration with minors in management and accounting from the Middle Tennessee State University in 1976. She has also completed training courses in IRS taxes, financial analysis and leadership.


Moya Sigler, Corporate/Board Secretary

Moya Sigler has been corporate and board secretary for MindLoft Corporation, where she serves as corporate secretary with responsibility for investor relations and as secretary to the board of directors since 1999. Ms. Sigler had 12 years of corporate administrative and secretarial experience in England before arriving in Florida in 1986. At that time she was hired as Marketing Coordinator by Indian River Greenhouse Company. From 1987 through 1993, she worked as administrative assistant in various corporations. In 1993 she joined the Estee Lauder sales staff. She thereafter also became Business Manager for Lancome, until 1997 where she began her administrative duties with Mindloft.


Alex Brunner, Member, Board Of Directors

Mr. Brunner has been a Director of the Company since November 18, 1999. For the past 25 years, Mr. Brunner has been a pioneer in the field of information and image management with the development and implementation of significant technological advances that today are industry standards. In 1976, he invented the VISCO microprocessor-driven rollfilm controller that permitted the automatic location and retrieval of images on microfilm. In 1980, Mr. Brunner founded STS Data Systems ("STS"), one of the earliest service bureaus to use highly sophisticated technology to convert paper-based documents to electronic images. Following the acquisition of STS by IBM of Canada, he formed Visual Support Corporation (a.k.a. Blue Water Systems) in March 1990, to handle the conversion of engineering drawings and aperture cards to digital formats using hybrid CAR systems. He served as president of Visual until 1998. In 1998 he developed ScreenScan, a device that reads projected rollfilm images and converts them to electronic images at a fraction of the cost of current workstation-based technology. He established ScreenScan Systems in January 1994 to develop and market the product and served as its President until April 1996. In 1997 Mr. Brunner founded Image Vision Corporation to manufacture and market innovative imaging systems for data archiving and retrieval and presently serves as its Vice president and Chief Operating Officer.

Robert C. Hackney, Esq.; Member, Board of Directors

Mr. Hackney has been a partner in the law firm of Hackney-Miller, P.A since 1997. He was appointed to the Board of Directors in March 2001. For over two decades his corporate and securities law practice has included public and private securities offerings, mergers and acquisitions, tender offers, and complex corporate transactions. He also serves as a member of the Board of Directors of Micro Typing Systems, Inc., a Johnson & Johnson affiliate that manufactures medical diagnostic products. He received his Juris Doctorate degree from Stetson University College of Law in 1977 and his Bachelor of Arts degree from Florida State University in 1973. He has lectured and authored several books in the area of corporate and securities law, including "The Complete Guide to Mergers & Acquisitions," "An Insider's Guide to Non-Bank Business Financing," and "Firesale! Advice on Buying Financially Distressed Companies."

Doug Pohl, DDS, Member, Board Of Directors

Dr. Pohl is a private investor who was elected to the Board of Directors on August 11, 2000. He has received a Bachelor of Science in Pharmacy from the University of Cincinnati in 1982, and went on to complete his Doctor of Dental Science degree from Ohio State University in 1986. Immediately following the completion of his education, Dr. Pohl joined the U.S. Air Force where he served for three years as Staff General Dentist, receiving an Air Force Commendation Medal for his exemplary service. Thereafter, in 1989, he established a private practice in General Dentistry in Ft. Walton Beach, Florida, which continues to the present day.


Keith Howard, Member, Board Of Directors

Mr. Howard is a prominent commercial realtor in the NW region of Florida and adjoining areas of Alabama who was elected to the Board of Directors on August 11, 2000. Upon completing his education in 1977, Mr. Howard, a native of Alabama, joined the Ash Real Estate Agency as a sales agent and one year later left the company to assume the position of President of Diversified Real Estate, Inc., a company specializing in commercial and investment properties. In 1981 he moved to Florida where he was hired as Vice President of the Bos Group, which was active in the development of commercial and resort properties throughout the State. In 1987, Mr. Howard founded and served as President and CEO of the Howard Company of the South East, d/b/a The Howard Group, which today has grown to be one of the most successful commercial real estate firms in the region. Mr. Howard also serves as a Director of the Destin Chamber of Commerce, where he is Chairman of the Building Committee, and as Co-Chairman of the Destin Harbor and Waterways Board. He is President of the Destin Harbor Partnership Redevelopment and President of the Scenic Corridor Association. Mr. Howard also serves as a Director of the Sacred Heart Hospital association and of the Community Redevelopment Association of the City of Destin and is a member of the Urban Land Institute, International Council of Shopping Centers and the Florida Chamber of Commerce.

Len Mackenzie, Advisor to the Board Of Directors

Mr. Mackenzie was elected to the Board of Directors in November 1999. A Canadian by birth, Mr. Mackenzie started his career in the Canadian oil and gas industry as one of the original members of the team that laid the Westcoast Transmission pipeline in the late 1950s. During the next decade he joined the Canadian Division of National Cash Register (now NCR), rising to the position of Marketing Director for the Division. In 1970, Mr. Mackenzie came to the United States and joined TRW where he became Vice President and General Manager of the Systems & Services Division, responsible for building the industry-leading third party service company in Canada. In 1978, he was recruited by Northern Telecom as the Company's President and CEO and in that position, was able to successfully manage the acquisition and integration of what became the Company's Communication and Computer Division. In 1980, Mr. Mackenzie moved to General Automation (GA), a global supplier of mini-computers and sophisticated manufacturing systems, as President and Chairman of the Board. He held both positions until 1995 when he resigned as President to pursue new business ventures, but retained his position on GA's Board until 1998. In 1991 he joined other partners as a co-owner of a start-up company, US Gas Transport, Inc. (USGT). That same year, he and his wife assumed full ownership of the Company and within a period of seven years built it into a highly successful $500 million enterprise. Mr. Mackenzie also is the co-founder of Vinyard Engine Systems, Inc., a leading developer of conversion technology for alternative fuels. Mr. Mackenzie and his wife sold USGT in March 2000 and will serve as consultants to the company until 2001.


Executive And Director Compensation and Contracts

For the last complete fiscal year, Malcolm R. Roy, who serves as Chairman of the Board, Chief Executive Officer, and President, received $41,500 in compensation. Mr. Roy is under an employment contract with the Company. The contract is continual and can be terminated upon Mr. Roy's death, resignation, cessation of the company's activities, or criminal conduct.

Under the employment contract, Mr. Roy's salary is adjustable annually. On the last day of each year, his base salary for the next year shall be determined by multiplying his current base salary by a multiplier calculated by dividing the closing price of our stock by the closing price of our stock on the previous December 31. For the purposes of the calculation for December 31, 2001, the previous year's closing price shall be considered to be $6.25 per share. Thus, if our common stock closes at $12.50 per share on December 31, 2001, Mr. Roy's base salary for the year 2002 shall be $288,000. Mr. Roy's salary is adjusted based on the percentage increase of the Company's stock price during any calendar year. Therefore, if the stock value increases by 40%, Mr. Roy's salary would also increase by 40%.

Directors are compensated at the rate of $1,000 per meeting that is attended by them in person and $500 per meeting attended via telephone or other electronic voice method. In addition, all travel expenses incurred from attendance at such meetings are reimbursed to those directors in attendance onsite. Mr. Brunner and Mr. Mackenzie each received an option to acquire 60,000 shares of MindLoft's common stock, which vest in installments of 20,000 shares each over a three-year period dating from the time of issue. The options can be exercised over a period of three years from the date they vest, and all options expire following that date if not exercised. Mr. Brunner and Mr. Mackenzie may exercise their options at the rate of $.50 per share, which was deemed to be the fair market value on the date of the grant.

Dr. Doug Pohl, Mr. Hackney, and Mr. Keith Howard, who joined the board more recently, have each received an option to acquire 60,000 shares of MindLoft's common stock. Their options vested on the date of the first board meeting that they attended in person. Dr. Pohl, Mr. Hackney and Mr. Howard can exercise these options at the price of $4.00 per share over a period of three years from the date that they vested, and all options will expire following that period if not exercised.

                     PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of the MindLoft's Common Stock, beneficially owned as of the date of this Memorandum. The numbers have been adjusted to reflect the sale of all Common Stock hereby offered by the Company by (i) owners of more than 10% of the Company's Common Stock; (ii) each director of the Company; and (iii) all executive officers and directors of the Company as a group.


------------------------------------------------------------------------------------

                                                      Number of       Percentage of
                     Number          Percentage of    Shares of       Shares of
Name and             Shares of       Shares of        Common Stock    Common Stock
Address of           Common Stock    Common Stock     Benefically     Beneficially
Beneficial           Beneficially    Beneficially     Owned After     Owned After
Owner                Owned           Owned            Offering        Offering
------------------------------------------------------------------------------------

Malcolm R. Roy
Ocean View Dr.,
Destin, FL  32541    8,000,000*         89.15%        8,000,000*         61.66%

------------------------------------------------------------------------------------

All Officers and
  Directors as a
  Group              8,059,000*         89.81%        8,059,000*         62.12%

------------------------------------------------------------------------------------


* These shares have been calculated post-Stock Split dated December
  31, 2000.


DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

The authorized capital stock of the Company consists of 300,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $1 par value per share. The following summary of certain provisions of the common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Articles of Incorporation and the provisions of applicable law.

As of the record date of December 31, 2000, the Board of Directors declared a two-for-one split of all Stock, Options (earned and unearned), Stock Grants (earned and unearned), Stock conversion rights (specifically those subject to the issuance of the Class A Preferred Stock) and contractual Stock rights (specifically those subject to the performance goals contained in the Contract between Malcolm Roy and the Company dated November 18, 9999). All calculations associated with Stock subject to split has been adjusted accordingly; including but not limited to (i) Stock purchase price, (ii) Stock option exercise price, (iii) Preferred to Common exchange price, and (iv) the Stock price subject to contracted trading level goals.

Common Stock

There are 300,000,000 shares of common stock authorized, with a par value of $.001 per share. Each share is entitled to one vote, and, subject to those preferences that may exist for preferred shares, such dividends that, from time to time, we may declare to be paid out of and is legally available for the payment of dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued pursuant to this prospectus will be fully paid and non-assessable.

Preferred Stock

There are 50,000,000 shares of preferred stock authorized for issuance, with a par value of $1 per share. The Board of Directors has wide latitude in determining the rights and preferences of such class of stock. The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock, and may adversely affect the voting and other rights of the holders of common stock.

The Board of Directors designated 125,000 shares of preferred stock that have been issued as "Series A 11% Convertible Preferred Stock."

Series A 11% Convertible Preferred Stock

(i)   Dividends

The holders of shares of Series A 11% Convertible Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of eleven per cent (11%) per share per annum, and no more. These dividends are payable quarterly in cash commencing on the first fiscal quarter after the Series A 11% Convertible Preferred Stock preferred shareholders shares are issued, and thereafter on the last day of March, June, September, and December of each year that any Series A 11% Convertible Preferred Stock shall be outstanding. These dividends are prior and in preference to any declaration or payment of any distribution on the Common Stock of this corporation.

(ii)   Preferences on Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of shares of the Class A 11% Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders, whether from capital, surplus or earnings. Such distribution shall precede any payment to be made in respect of the corporation's common stock, and in an amount equal to Eight Dollars ($8.00) per share, plus all declared and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series A 11% Convertible Preferred Stock, the remaining assets of the corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock. Each issued and outstanding share of this common stock shall entitle the holder thereof to receive an equal proportion of these remaining assets.

Upon liquidation, dissolution, or winding up of the corporation, the assets of the corporation available for distribution to its may be insufficient to pay the holders of the Series A 11% Convertible Preferred Stock the full amounts to which they respectively are entitled. If this insufficiency occurs the holders of this stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to these shares were paid in full.

The merger or consolidation of the corporation into or with another corporation in which this corporation shall not survive and the shareholders of this corporation shall own less than 50% of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

(iii)  Voting Rights

The shares of Series A 11% Convertible Preferred Stock shall have no voting rights with regard to the election of directors or as to other matters except those affecting the class. MindLoft may not take any of the following actions without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A 11% Convertible Preferred Stock outstanding, voting separately as a class:

       (1) Alter or change any of the powers, preferences, privileges, or rights of the Series A 11% Convertible Preferred Stock; or
       (2)     Amend the provisions of this paragraph; or
       (3) Create any new class or series of shares having preferences prior to or being on a parity with the Series A 11% Convertible Preferred Stock as to dividends or assets.

(iv)   Conversion Rights

Each share of Series A 11% Convertible Preferred Stock may, at the option of the holder, be converted into fully paid and non-assessable shares of common stock of the corporation at any time within twelve months after the first date on which our common stock becomes publicly traded, but in no event less than twelve months from the date of issuance of said stock. For purposes of this section, publicly traded shall mean the initiation of quotations or the publication or submission by a securities broker or dealer of a quotation in any quotation medium or interdealer quotation system.

Upon conversion of any shares of Series A 11% Convertible Preferred Stock, shares of common stock shall initially be issuable at the Conversion Ratio per share of two for one. This Conversion Ratio is subject to adjustment in the event that the corporation shall at any time subdivide the outstanding shares of common stock or shall issue a stock dividend on its outstanding common stock. In that case the Conversion Ratio in effect immediately prior to such subdivision or the issuance of such dividend shall be increased proportionately. In the event that the corporation shall at any time combine the outstanding shares of common stock, the Conversion Ratio in effect immediately prior to such combination shall be decreased proportionately.

Anti-takeover Effects of Certain Provisions of MindLoft.Com's Poison Pill Plan, and Florida Law

Poison Pill.

On November 30, 1999, the Board of Directors of MindLoft.Com, since re-incorporated as MindLoft Corporation, declared a dividend of one purchase warrant for every outstanding share of the company's common stock, $.0001 par value. The warrants were distributed on January 31, 2000 to stockholders of record as of the close of business on that date. The terms of the warrants are set forth in the Warrants Agreement dated as of November 30, 1999, between the company and Florida Atlantic Stock Transfer, Inc., as Warrants Agent. The Warrants Agreement provides for the issuance of one warrant for every share of common stock issued and outstanding on the dividend record date and for each share of common stock that is issued or sold after that date and prior to the distribution date.

Each warrant entitles the holder to purchase from MindLoft Corporation one share of common stock at a price of $.10 per share, subject to adjustment. The warrants will expire on December 30, 2009, or the earlier redemption of the warrants, and are not exercisable until the distribution date.

No separate warrant certificates will be issued at the present time. Until the distribution date (or earlier redemption or expiration of the warrants):

     * The warrants will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates

     * New common stock certificates issued after the dividend record date upon transfer or new issuance of MindLoft. Corporation's common stock will contain a notation incorporating the warrants agreement by reference

     * The surrender for transfer of any of MindLoft Corporation's common stock certificates will also constitute the transfer of the warrants associated with the common stock represented by such certificate

The warrants will separate from the common stock, and warrants certificates will be issued on the distribution date. Unless otherwise determined by a majority of the board then in office, the distribution date will occur on the earlier of the following:

     * The tenth business day following the later of the date of a public announcement that a person, including affiliates or associates of such person, except as described below, has acquired or obtained the warrant to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock or

     * The date on which an executive officer of MindLoft Corporation has actual knowledge that an acquiring person became such or

     * The tenth business day following commencement of a tender offer or exchange offer that would result in any person together with its affiliates and associates owning 15% or more of MindLoft Corporation's outstanding common stock. In any event, the board of directors may delay the distribution of the certificates. After the distribution date, separate certificates evidencing the warrants will be mailed to holders of record of MindLoft Corporation's common stock as of the close of business on the distribution date and such separate warrants certificates alone will evidence the warrants.

If, at any time after January 31, 2000, any person or group of affiliated or associated persons (other than MindLoft Corporation and its affiliates) shall become an acquiring person, each holder of a warrant will have the warrant to receive shares of MindLoft Corporation's common stock (or, in certain circumstances, cash, property or other securities of MindLoft Corporation) having a market value of one hundred times the exercise price of the warrant.

Also, in the event that following the stock acquisition date MindLoft Corporation was acquired in a merger or other business combination, or more than 25% of its assets or earning power was sold, each holder of a warrant would have the right to exercise such warrant. In that event each holder would receive common stock of the acquiring company with a market value of one hundred times the exercise price of the warrant. Following the occurrence of any of the events described in this paragraph, any warrants that are, or (under certain circumstances specified in the warrants agreement) were, beneficially owned by any acquiring person shall immediately become null and void.

The board may, at its option, at any time after any person becomes an acquiring person, exchange all or part of the then outstanding and exercisable warrants for shares of common stock at an exchange ratio of one share of common stock per warrant. This exchange shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after November 30, 1999. The board, however, may not put into effect an exchange at any time after any person, other than

     *   MindLoft Corporation;

     *   Any strategic business unit of the company;

     * Any employee benefit plan of the company or any strategic business unit of the company; or

     * Any entity holding common stock for or pursuant to the terms of any such plan,

together with all affiliates of such person, becomes the beneficial owner of 50% or more of the common stock then outstanding. Immediately upon the action of the board ordering the exchange of any warrants, and without any further action and without any notice, the warrant to exercise such warrants will terminate. Thereafter the only warrant of a holder of such warrants will be to receive that number of shares of common stock equal to the number of such warrants held by the holder multiplied by the exchange ratio.

The exercise price of the warrants, and the number of shares of common stock or other securities or property issuable upon exercise of the warrants are subject to adjustment from time to time to prevent dilution:

     * In the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock;

     * Upon the grant to holders of the common stock of certain warrants or warrants to subscribe for shares of the common stock or convertible securities at less than the current market price of the common stock; or

     * Upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of MindLoft Corporation and certain other distributions) or of subscription warrants (other than those referred to above).

At any time prior to the earlier of the distribution date or the close of business on the expiration date, MindLoft Corporation, by a majority vote of the board then in office, may redeem the warrants at a redemption price of $.01 per warrant, as described in the warrants agreement. Immediately upon the action of the board electing to redeem the warrants, the warrant to exercise the warrants will terminate and the only right of the holders of warrants will be to receive the redemption price.

Until a warrant is exercised, the holder thereof, as such, will have no warrants as a stockholder of MindLoft Corporation, including, without limitation, the warrant to vote or to receive dividends.

The board may amend the warrants agreement at any time prior to the distribution date without the approval of the holders of the warrants. From and after the distribution date, the board may amend the warrants agreement without the approval of the holders of the warrants in order to:

           1. Cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the warrants agreement, or

           2. Make any other changes that do not adversely affect the interests of the holders of the warrants (other than any acquiring person or its affiliates and associates, or their transferees).

The form of warrants agreement dated December 30, 1999, between us and Florida Atlantic Stock Transfer, Inc., as Warrants Agents specifying the terms of the warrants (including as exhibits the form of the warrants certificate and the summary of warrants) is attached hereto as an exhibit. The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by reference to the warrants agreement, which is incorporated herein by reference.

Florida Law

The laws of the State of Florida, where the company's principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Florida Statutes 607.0901 to 607.0903 is an "affiliated transaction" statute that prevents certain hostile and coercive merger devices. An affiliated transaction is a significant transaction (e.g., merger, a sale of more than 5% of the assets, issuance of an additional 5% of stock, or dissolution) with a shareholder who owns more than 10% of the outstanding stock of a company.

Approval of an affiliated transaction requires either the consent of a majority of the corporation's disinterested directors or of two thirds of the remaining disinterested shareholders, in addition to any approval required by law, by the company's charter or by the interests given to either bondholders or stockholders by operation of an agreement. There are three exceptions to this rule.

           1. The affiliated transaction statute can be avoided if the minimum price paid to the shareholders is at least equal to the highest price paid by an interested shareholder in the past two years;

           2. If the interested shareholder has owned more than 80% of the corporation's outstanding shares for at least five years before the affiliated transaction occurs, the statute does not apply;

           3. The statute would not apply if the interested shareholder owned more than 90% of the outstanding shares when the affiliated transaction occurs; or

           4. A corporation may elect to opt out of the statute. MindLoft Corporation has not chosen this option.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus other information that Xerox Corporation and Lucent Technologies Inc. file with them, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about Xerox Corporation and Lucent Technologies Inc. that is not included in or delivered with this prospectus. The information that Xerox Corporation and Lucent Technologies Inc. file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the expiration of this exchange offer.

     For Xerox Corporation:

     1.   The annual report on Form 10-K for the year ended 12-31-00.

     2. The quarterly report on Form 10-Q for the fiscal quarter ended 9-30-00.

     3. The current report on Form 8K filed for Xerox Corporation on April 4, 2001.

     For Lucent Technologies Inc.:

     1. The annual reports on Form 10-K filed for Lucent Technologies Inc. Companies, for the year ended 9-30-00.

     2. The quarterly report on Form 10-Q for the fiscal quarter ended 12-31-00.

     3. The current report on 8-K filed for Lucent Technologies Inc. on February 27, 2001.

The Companies have filed each of these documents with the SEC and they are available from the SEC's Internet site at/or public reference rooms described under "Where You Can Find More Information" below.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with the information that is different from or in addition to what is contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offer to exchange or buy the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that other dates apply.

TERMS OF THE EXCHANGE OFFER

MindLoft Corporation, a Florida corporation, hereby offers to exchange an aggregate of 4,000,000 shares of common stock, for shares of common stock of the following two corporations: Lucent Technologies Inc and Xerox Corporation, upon the terms and subject to the conditions set forth below and in the Letter of Transmittal, which is Appendix A to this prospectus. Once tendered, the shares will be held by (insert Depositary name) Depositary, acting as Depository, until the expiration of the offering. The Depositary will calculate the shares tendered and advise us on the expiration date as to how many shares of each Target Company have been tendered.

We will deliver to the Depositary the appropriate number of our shares, which will be distributed to the tendering stockholders of the Target companies. If a sufficient number of shares of the Target Companies have been tendered upon expiration of the Exchange Offer, the Depositary will transfer our shares to the shareholders of the Target Companies, and deliver the shares of the Target Companies to us. If the shares tendered do not meet the requirements set forth below, then the Depositary will promptly return the shares to the tendering shareholders. Once shares have been tendered, the tendering shareholders shall remain the owners of the shares until the expiration of the Exchange Offer, and will retain all rights to the shares, except the right to sell, transfer or otherwise dispose of the shares during the pendency of the Exchange Offer.

1. Basic terms of the offer

The following terms and conditions apply to our Exchange Offer:

* We will accept for exchange any combination of the shares of the Target Companies' stock that is equivalent in value to $25 Million, as calculated according to the exchange formula.

* We will not accept any shares of the Target Companies' stock if the amount accepted would exceed 1.9% of the issued and outstanding shares of stock of any such company.

* We will not accept any shares for exchange if the total value of the shares tendered on the Expiration Date does not equal at least $2 Million, as calculated according to the exchange formula.

* We will not accept for exchange any shares tendered by a shareholder who is a resident of a state where the offer is not permitted by state law. See Section 7 below for state details.

*   This offer is being made on a "first come, first exchange basis."

*   We will accept shares from stockholders who have consented to electronic delivery of this prospectus, except that those who wish to receive a paper copy of the prospectus should select that option on our Web site, www.mindloftoffer.com.
                     ---------------------

The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of a Target Company by the average closing price per share of their stock ten business days prior to the expiration date of the exchange offer. We will then exchange those shares for an equal value of our shares, at the rate of $6.25 per share for our shares. We have arbitrarily determined the price of our shares, and our shares are not presently publicly traded.

The term "expiration date" means 8:00 p.m., New York City Time, on (enter date of closing offer), 2001.

The term "first come, first exchange basis" means that if the value of the shares tendered exceeds $25 million, we will only accept for exchange the first $25 million of shares that have been tendered and will promptly return the shares that exceed this amount. In the event that more than $25 million in shares is tendered, we will not prorate the offering among all persons who tender.

We will not extend the offer, waive material conditions or amend the offer without filing a post-effective amendment that is declared effective, which would commence a new offering. Any shares tendered prior to the filing of any post effective amendment as described above would be returned before the commencement of the new offering.

As used in this offer to exchange, "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday, and consists of the time period from 12:01 a.m. through 12:00 Midnight, Eastern Standard Time.

We expressly reserve the right to terminate the offer and not to accept for exchange any shares not previously accepted for exchange, if any condition to the offer is not satisfied, by giving oral or written notice of such termination to the Depositary.

2.   Acceptance for exchange and exchange for shares

For a stockholder to validly tender shares pursuant to the offer, either

(a) The Depositary must have received at one of its addresses set forth herein prior to the expiration date a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of common stock) and any other required documents,

And, either

(i) The Depositary must have received the Certificates for tendered shares at one of those addresses prior to the expiration date, or

(ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth below in Section 3 and the Depositary must receive a book-entry confirmation on or prior to the expiration date;

Or

(b) The tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 below.

The term "Agent's Message" means a message transmitted by a book-entry transfer facility to, and received by, the depositary and forming a part of a book-entry confirmation. This confirmation states that the subject book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility transferring the shares, which are the subject of this book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Offeror may enforce this agreement against such participant.

We will be deemed to have accepted for exchange, and thereby exchanged, shares validly deposited with the Depositary when we give oral or written notice to the Depositary of our acceptance. In all cases, exchange for shares pursuant to the offer will be made by deposit of our common stock with the Depositary. The Depositary will act as agent for exchanging stockholders for the purpose of receiving common stock from us and transmitting common stock to exchanging stockholders whose shares have been accepted by us.

If any deposited shares are not exchanged for any reason or if certificates are submitted for more shares than are exchanged, certificates for such shares not exchanged will be returned to the tendering shareholder or if they have been received by book-entry transfer, credited to an account maintained at the appropriate book-entry transfer facility as promptly as possible following the expiration, termination or withdrawal of the Exchange Offer.

3.   Procedure for exchanging shares

Book-Entry Transfer. The depositary will make a request to establish an account with respect to the Shares at The Depository Trust Company for purposes of the offer.

Any financial institution that is a participant in a book-entry transfer facility's system may make book-entry delivery of shares by causing a book-entry transfer facility to transfer these shares into the depositary's account at the book-entry transfer facility in accordance with that facility's procedure for such transfer. Delivery of shares may be achieved through book-entry transfer into the depositary's account at a book-entry transfer facility. However, an Agent's Message in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to, and received by, the Depositary at its address set forth in this offer to exchange on or prior to the expiration date.

The confirmation of a book-entry transfer of shares into the Depositary's account at a book-entry transfer facility as described above is known as a "Book-Entry Confirmation."

Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed either by a member in good standing of the Securities Transfer Agent's Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution as this term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing constituting an "Eligible Institution." Guarantees of Signatures are not required if the shares are deposited:

(i) By a registered holder of shares who has not completed either the box labeled "Special Delivery Instructions" or the box labeled "Special Payment Instructions" on the Letter of Transmittal. A registered holder, for purposes of this Section, includes any participant in any of the book-entry transfer facilities' systems whose name appears on a security position listing as the owner of the shares; or

(ii) For the account of an eligible institution. See Instruction 1 contained in the Letter of Transmittal. If the certificates representing shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal, or if exchange is to be made or certificates for shares not accepted for exchange are to be issued to a person other than the registered holder, then the certificates representing shares must be endorsed or accompanied by appropriate stock powers.

In each case, the certificates must be signed exactly as the name or names of the registered holder or holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above and as provided in the Letter of Transmittal. See Instructions 1 and 5 contained in the Letter of Transmittal.

Guaranteed Delivery.   If a stockholder desires to tender securities and
the certificates are not immediately available or the procedures for book entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the depositary prior to the expiration date, the tender may be made in this case if all the following conditions are met:

(i)    The tender is made by or through an eligible institution;

(ii) A properly completed and executed Notice of Guaranteed Delivery, substantially in the form provided by us, is received by the depositary, prior to the expiration date.

(iii) The Depositary receives certificates for all tendered shares of common stock, in proper form for transfer, or a book-entry confirmation within three trading days after the date of execution of the Notice of Guaranteed Delivery. A properly completed and executed Letter of Transmittal must accompany the certificates, or book-entry confirmation, and must include any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents.

The Notice of Guaranteed Delivery may be delivered by hand to the depositary or transmitted by telegram, facsimile transmission or mailed to the depositary and must include the guarantee by an eligible institution in the form set forth in such Notice of Guaranteed
Delivery.

Backup Withholding.    In order to avoid "backup withholding" of U.S.
Federal Income Tax on any gain pursuant to the offer, a stockholder surrendering shares in the offer must, unless an exemption applies, provide the Depositary with that stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9. The stockholder must certify under penalties of perjury that such TIN is correct and that this stockholder is not subject to backup withholding.

If a stockholder does not provide the stockholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service may impose a penalty on that stockholder and payment of cash to that stockholder pursuant to the offer may be subject to backup withholding of 31%.

All stockholders surrendering shares pursuant to the offer should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Offeror and the depositary). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding.

Non-corporate foreign stockholders should complete and sign the main signature form and a Form W-8 (Certificate of Foreign Status), a copy of which may be obtained from the depositary, in order to avoid backup withholding. See Instruction 10 to the Letter of Transmittal.

Determination of Validity.

* We will determine the responses to all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for any exchange of shares pursuant to any of the procedures described above, which determination shall be final and binding on all parties.

* We reserve the absolute right to reject any or all deposited shares that are determined by us not to be in proper form or the acceptance of or exchange for which, in our opinion, may be unlawful.

* We also reserve the absolute right to waive any defect or irregularity in any exchange of shares.

* Our interpretation of the terms and conditions of the offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all parties.

* We cannot deem an exchange of shares to be valid until all defects and irregularities have been cured or waived.

* Neither the Offeror nor the Depositary, nor any other person, will be under any duty to give notification of any defects or irregularities in exchanges or incur any liability for failure to give any such notification.

Appointment as Proxy.   By executing a Letter of Transmittal, (or
agreeing to be bound by its terms through an Agent's Message) an exchanging stockholder irrevocably appoints designees of Offeror as such stockholder's attorneys-in-fact and proxies. Each designee may act with full power of substitution, in the manner set forth in the Letter of Transmittal, and to the full extent of that stockholder's rights with respect to the shares deposited by such stockholder and accepted for exchange by us.

All those powers of attorney and proxies shall be considered coupled with an interest in the deposited shares, shall be irrevocable and shall be effective when, and only to the extent that, Offeror accepts such shares for exchange.

Upon that acceptance for exchange, all prior powers of attorney and proxies given by an exchanging stockholder with respect to such shares will be revoked, without further action, and that stockholder may give no subsequent powers of attorney and proxies. If any are given, these powers will not be deemed effective.

Offeror's designees will be empowered to exercise all voting and other rights of that stockholder with respect to such shares as the designees in their sole discretion may deem proper. Such rights may be exercised, without limitation, in respect of any annual or special meeting of the Company's stockholders, or any adjournment or postponement thereof, or in connection with any action by written consent in lieu of any such meeting or otherwise.

4.   Withdrawal rights

*    Exchanges of shares pursuant to the offer are irrevocable.

* Shares deposited pursuant to the offer may not be withdrawn at any time prior to the expiration date, which means that once you have tendered your shares, you cannot withdraw them. Once tendered, your shares either will be exchanged for our shares or will be returned to you upon expiration or termination of the Exchange Offer.

* If we extend the offer, or are delayed in our exchange for shares, then, deposited shares will be returned to the tendering shareholders by the depositary.

5.   Certain fees and expenses

We have retained (insert Depositary name) Depositary to act as the Depository in connection with the offer. The Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the U.S. federal securities laws.

We will not pay any fees or commissions to any broker or dealer or other person for soliciting exchanges of shares pursuant to the offer.

6.   Certain conditions of the offer

The Exchange Offer is subject to the registration statement and any amendment to the registration statement covering our common stock being effective under the Securities Act of 1933. The Exchange Offer also is subject to the other conditions set forth in this section, "Terms of the Exchange Offer".

If at any time prior to the acceptance for payment of shares, any of the following events shall occur, we shall have the right to terminate the Exchange Offer and the deposited shares will be promptly returned to the shareholders:

    (a) There shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction, promulgated, enacted, entered, enforced or deemed applicable to the offer, that would or is reasonably likely to:

        (i) Make illegal the acceptance for exchange of some or all of the shares pursuant to the offer, or otherwise restrict or prohibit or make materially more costly the consummation of the offer,

        (ii) Restrict or result in a significant delay in our ability to accept for exchange some or all of the shares pursuant to the offer,

        (iii) Render us unable to accept for exchange some or all of the shares pursuant to the offer,

        (iv) Impose material limitations on our ability to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, some or all of the shares including the right to vote those shares exchanged by it pursuant to the offer on all matters properly presented to the stockholders of the Target Companies,

        (v) Otherwise materially adversely affect us, or the value of the shares or otherwise make consummation of the offer, unduly burdensome;

    (b) There shall have been threatened, instituted or pending any action, proceeding or counterclaim by or before any governmental, administrative or regulatory agency or instrumentality or before any court, arbitration tribunal or any other tribunal, domestic or foreign, challenging the making of the offer or the acquisition by us of the shares pursuant to the offer or seeking to obtain any material damages, or seeking to, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

    (c) There shall have occurred:

        (i) For a period of more than one full trading day any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States,

        (ii) The declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States,

        (iii) The commencement of a war, armed hostilities or any other international or national calamity involving the United States, or

        (iv) A material adverse change in the United States currency exchange rates or a suspension of, or limitation on, the markets therefor;

    (d) There shall have occurred any change, condition, event or development in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Target Companies or any of their subsidiaries that is, or is reasonably likely to be, materially adverse to them taken as a whole or that materially impairs, or is reasonably likely to materially impair the ability of the parties to consummate the offer; which, in the sole judgment of Offeror, in any case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the offer or with acceptance for exchange or exchange for shares.

The foregoing conditions are for our sole benefit and may be asserted regardless of the circumstances or waived by us in whole or in part at any time or from time to time in our discretion.

Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding on all parties.

Although we are exempt from most of Section 14 of the Securities Exchange Act of 1934, which governs tender offers, we are required to remain in compliance with Section 14(e) which contains certain provisions that apply generally to all tender offers. For example, Rule 14e-1 requires that all tender offers must be open for at least 20 business days. Since we have set the term of the Exchange Offer to exceed the minimum time frame in the rules, we are in compliance with such minimum requirements. In some cases, there may be inconsistencies between the Section 14(e) rules and other requirements of the federal securities laws. In the event of such conflict, we will remain in compliance with the applicable provisions of the federal securities laws to which we are subject.


7.   Certain legal matters

We will accept shares for exchange only from shareholders of the Target Companies who are residents of the following states: Alaska, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Vermont, and West Virginia. We will also accept shares from shareholders who are not residents of the United States.

We are not permitted to accept shares for exchange from shareholders who are residents of Alabama, California, Connecticut, Iowa, Louisiana, Maryland, Michigan, Mississippi, New Hampshire, New Jersey, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
OF THE EXCHANGE OFFER

The following is a summary of the principal U.S. Federal Income Tax Consequences of the offer to holders whose shares are exchanged pursuant to the offer. The discussion applies only to holders of shares in whose hands shares are capital assets, and may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares who are not citizens or residents of the United States.

The U.S. Federal Income Tax consequences set forth below are included for general informational purposes only and are based upon present law. Because individual circumstances may differ, each holder of shares should consult such holder's own tax advisor to determine the applicability of the rules discussed below to such stockholder and the particular tax effects of the offer including the application and effect of state, local and other tax laws.

The receipt of the common stock will be a taxable transaction for U.S. Federal Income Tax purposes and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for U.S. Federal Income Tax purposes, a holder of shares will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the shares exchanged pursuant to the offer and the value of the common stock received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold pursuant to the offer. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the date of sale the shares were held for more than one year.

Payments in connection with the offer may be subject to backup withholding at a 31% rate. Backup withholding generally applies if the stockholder:

(a) Fails to furnish such stockholder's social security number or TIN,

(b)   Furnishes an incorrect TIN,

(c)   Fails properly to report interest or dividends or

(d) Under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such stockholder's correct number and that such stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.

Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with such stockholder's own tax advisor as to such stockholder's qualification for exemption from withholding and the procedure for obtaining such exemption.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is Florida
Atlantic Stock Transfer Inc., 7130 Nob Hill Road, Tamarac, FL 33321,
(954) 726-4954.

LEGAL MATTERS

Hackney & Miller, P.A., 2000 PGA Boulevard, Suite 4410, Palm Beach Gardens, FL 33410 is acting on behalf of MindLoft Corporation in determining the legality of the Common Stock being offered hereby.

AVAILABLE INFORMATION

The Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed by the Company with the SEC are available for inspection and copying at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549. They also are available at the following SEC Regional Offices: Seven World Trade Center, New York, NY 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549.

The Company has filed the Registration Statement under the Securities Act covering the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the SEC at 450 Fifth Street, NW, Washington, DC, 20549, and copies of which may be obtained from the SEC at prescribed rates.

The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the SEC. The address of such site is http://www.sec.gov.
                        ------------------

               MINDLOFT CORPORATION and SUBSIDIARIES
    (SUCCESSOR TO MINDLOFT.COM INC. AND TECHNOLOGY CONSULTANTS INC.)

                  CONSOLIDATED FINANCIAL STATEMENTS

                    JUNE 30, 2000, 1999, AND 1998

                        TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----
INDEPENDENT AUDITOR'S REPORT.......................................    F-1

CONSOLIDATED FINANCIAL STATEMENTS:

       Consolidated Balance Sheets................................. F-2 - F-3

       Consolidated Statements of Income...........................    F-4

       Consolidated Statements of Changes in
         Stockholders' Equity......................................    F-5

       Consolidated Statements of Cash Flows....................... F-6 - F-7

       Notes to Consolidated Financial Statements.................. F-8 - F-14

UNAUDITED FINANCIAL STATEMENTS:

      Interim Balance Sheet .......................................F-15 - F-16

      Interim Statement of Income .................................    F-17

      Interim Statements of Changes in
         Stockholders' Equity .....................................    F-18

      Interim Statement of Cash Flows .............................    F-19

                     INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
MindLoft Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of MindLoft Corporation and Subsidiaries as of June 30, 2000, 1999, and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MindLoft Corporation and Subsidiaries as of June 30, 2000, 1999, and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





CARR, RIGGS & INGRAM, LLP
Certified Public Accountants

Destin, Florida
August 15, 2000

                MINDLOFT CORPORATION and SUBSIDIARIES
               (SUCCESSOR TO MINDLOFT.COM, INCORPORATED
                  and TECHNOLOGY CONSULTANTS, INC. )
                     CONSOLIDATED BALANCE SHEETS
                     JUNE 30, 2000, 1999 AND 1998


----------------------------------------------------------------------------
                                       2000           1999           1998
----------------------------------------------------------------------------
ASSETS

Current Assets
  Cash in bank                    $   451,175      $  152,780      $  51,891
  Restricted cash                      15,925          33,029              -
  Certificate of deposit                    -         100,000              -
  Due from stockholders               169,120               -              -
  Fees receivable                     264,283         274,271         22,400
  Other current assets                 24,359               -              -
                                  ------------------------------------------
    Total current assets              924,862         560,080         74,291
                                  ------------------------------------------

Property and equipment
  Leasehold improvements              24,573                -              -
  Machinery and equipment            125,964           21,592          7,060
  Furniture and fixtures              45,874            8,778              -
  Vehicles                            63,966           32,592          8,605
                                  ------------------------------------------
                                     260,377           62,962         15,665

  Less accumulated depreciation      (42,207)         (17,545)        (6,766)

    Total property and equipment     218,170           45,417          8,899

Capitalized software development
  costs                               83,815                -              -
Capitalized offering costs            90,963                -              -
Other assets                          57,382           39,288              -
                                  ------------------------------------------
    Total other assets               232,160           39,288              -
                                  ------------------------------------------

Total assets                      $1,375,192       $  644,785      $  83,190
                                  ==========================================






                         See Accompanying Notes

                MINDLOFT CORPORATION and SUBSIDIARIES
               (SUCCESSOR TO MINDLOFT.COM, INCORPORATED
                   and TECHNOLOGY CONSULTANTS, INC.)
                CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      JUNE 30, 2000, 1999 AND 1998



----------------------------------------------------------------------------
                                       2000           1999           1998
----------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term borrowings           $    152,886     $    159,960    $       -
  Current maturities of
    long-term debt                      19,349            4,894            -
  Accounts payable                      34,034           38,280       10,077
  Accrued compensation                 104,280          201,992            -
  Dividends payable                     12,900                -            -
  Income taxes payable                       -            9,090          796
  Other current liabilities              7,577           10,900        6,717
                                  ------------------------------------------
    Total current liabilities          331,026          425,116       17,590

Long-term debt, less current
  maturities                            40,225            8,713            -

Stockholders' equity
  Preferred stock, non-voting,
  $1 par value, $8 stated value,
  convertible, 11% cumulative,
  50,000,000 shares authorized,
  122,550 shares issued and
  outstanding at June 30, 2000,
  no shares issued and
  and 1998                             122,550                -            -

  Common stock, voting, $.001
  par value, 300,000,000 shares
  authorized, 4,300,000 shares
  issued and outstanding at
  June 30, 2000, 1999 and 1998           4,300            4,300        4,300

Paid in capital                        796,262          146,700       46,700
Retained earnings                       80,829           59,956       14,600
                                  ------------------------------------------
  Total stockholders' equity         1,003,941          210,956       65,600
                                  ------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            $  1,375,192          644,785    $  83,190
                                  ==========================================





                        See Accompanying Notes

               MINDLOFT CORPORATION and SUBSIDIARIES
             (SUCCESSOR TO MINDLOFT.COM, INCORPORATED
                and TECHNOLOGY CONSULTANTS, INC. )
                CONSOLIDATED STATEMENTS OF INCOME
             YEARS ENDED JUNE 30, 2000, 1999 AND 1998



------------------------------------------------------------------------------
                                       2000           1999           1998
------------------------------------------------------------------------------
Revenues                           $ 2,025,826     $ 1,677,733     $   301,618

Cost of revenues                     1,149,886         992,119         169,433
                                   -------------------------------------------
  Gross profit                         875,940         685,614         132,185

Expenses
  Salaries and benefits                319,670         333,032          51,488
  Other selling, general and
    administrative expenses            504,075         289,580          74,156
                                   -------------------------------------------
      Total expenses                   823,745         622,612         125,644
                                   -------------------------------------------

Operating income                        52,195          63,002           6,541

Other income (expenses)
  Interest income                       10,186           1,651               -
  Interest expense                      (9,226)         (7,651)         (2,057)
                                   -------------------------------------------
      Total other income
        (expense)                          960          (6,000)         (2,057)


Income before provision for
  income taxes                          53,155          57,002           4,484

Income tax expense                       8,444           9,846             796
                                   -------------------------------------------
Net income                         $    44,711     $    47,156    $      3,688
                                   ===========================================

Net income per common share:

  Basic                            $      0.01     $      0.01    $          -
                                   ===========================================

  Diluted                          $      0.01     $      0.01    $          -
                                   ===========================================




                      See Accompanying Notes

               MINDLOFT CORPORATION and SUBSIDIARIES
             (SUCCESSOR TO MINDLOFT.COM, INCORPORATED
                and TECHNOLOGY CONSULTANTS, INC. )
    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             YEARS ENDED JUNE 30, 2000, 1999 AND 1998


----------------------------------------------------------------------------------------------------------
                                                                  ADDITIONAL
                                     COMMON         PREFERRED      PAID IN       RETAINED
                                     STOCK            STOCK        CAPITAL       EARNINGS        TOTAL
----------------------------------------------------------------------------------------------------------


Balance, July 1, 1997             $    4,300        $       -     $   (3,300)    $   10,912   $     11,912

Issuance of stock by subsidiary            -                -         50,000              -         50,000

Net income                                 -                -              -          3,688          3,688
                                  ------------------------------------------------------------------------

Balance, June 30, 1998                 4,300                -         46,700         14,600         65,600

Issuance of stock by subsidiary            -                -        100,000                       100,000

Dividends on stock of subsidiary           -                -              -         (1,800)        (1,800)

Net income                                                                           47,156         47,156
                                  -------------------------------------------------------------------------
Balance, June 30, 1999                 4,300        $       -        146,700         59,956        210,956

Redemption of stock by subsidiary          -                -       (155,034)             -       (155,034)

Issuance of 122,550 shares of
        preferred stock                    -          122,550        804,596              -        927,146

Dividends paid on preferred stock          -                -              -        (16,638)       (16,638)

Dividends on stock of subsidiary           -                -              -         (7,200)        (7,200)

Net income                                 -                -              -         44,711         44,711
                                  ------------------------------------------------------------------------
                                  $    4,300        $ 122,550     $  796,262      $  80,829   $  1,003,941
                                  ========================================================================





                      See Accompanying Notes

               MINDLOFT CORPORATION and SUBSIDIARIES
             (SUCCESSOR TO MINDLOFT.COM, INCORPORATED
                and TECHNOLOGY CONSULTANTS, INC. )
               CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED JUNE 30, 2000, 1999 AND 1998


--------------------------------------------------------------------------------
                                           2000           1999           1998
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                           $   44,711     $   47,156      $    3,688
  Adjustments to reconcile net
  income to net cash provided by
  operating activities:
    Depreciation                           35,861         10,779           6,302
    Bad debt expense                       24,667         12,566               -
  (Increase) decrease in:
    Fees receivable                       (14,679)      (264,437)        (22,400)
    Other assets                          (42,453)       (39,288)         14,641
  Increase (decrease) in:
    Accounts payable                       (4,245)         28,203          4,867
    Accrued compensation                  (57,712)        201,992              -
    Dividends payable                      12,900               -              -
    Income taxes payable                   (9,090)          8,294           (771)
    Other current liabilities              (3,323)          4,183          6,717
                                       -----------------------------------------
      NET CASH PROVIDED BY OPERATING
      ACTIVITIES                          (13,363)          9,448         13,044

CASH FLOWS FROM (USED IN) INVESTING
ACTIVITIES
  Purchase of property and equipment     (197,415)        (47,297)       (12,415)
  Purchase of certificate of deposit            -        (100,000)             -
  Deposits to restricted cash              17,104         (33,029)             -
  Proceeds from redemption of
    certificate of deposit                100,000               -              -
  Software development                    (95,014)              -              -
  Shareholder loans                       (46,900)              -              -
                                       -----------------------------------------
     NET CASH PROVIDED BY FINANCING
     ACTIVITIES                          (222,225)       (180,326)       (12,415)






                        See Accompanying Notes

               MINDLOFT CORPORATION and SUBSIDIARIES
             (SUCCESSOR TO MINDLOFT.COM, INCORPORATED
                 and TECHNOLOGY CONSULTANTS, INC. )
        CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
             YEARS ENDED JUNE 30, 2000, 1999 AND 1998



CASH FLOWS FROM (USED IN) FINANCING
ACTIVITIES
  Borrowings on long-term debt            125,106          15,500              -
  Financing costs                         (90,963)              -              -
  Net short-term borrowings                (7,075)        159,960              -
  Payments on long-term debt              (79,139)         (1,893)             -
  Issuance of stock by subsidiary               -         100,000         50,000
  Preferred stock issued                  764,926               -              -
  Purchase of stock by subsidiary        (155,034)              -              -
  Dividends paid                          (23,838)         (1,800)             -
                                       -----------------------------------------
     NET CASH PROVIDED BY FINANCING
     ACTIVITIES                           533,983         271,767         50,000
                                       -----------------------------------------

NET INCREASE IN CASH                      298,395         100,889         50,629

CASH, BEGINNING OF YEAR                   152,780          51,891          1,262
                                       -----------------------------------------

CASH, END OF YEAR                      $  451,175      $  152,780     $   51,891
                                       =========================================







                      See Accompanying Notes

                        MINDLOFT CORPORATION


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

MindLoft Corporation (the "Company") was established in 1997 to satisfy a worldwide need for skilled and experienced computer professionals with an extensive knowledge of Enterprise Resource Planning (ERP) software, but since then has also begun to address the operational needs of the Staffing Industry as a whole. At the outset the Company centered its operations on the direct-hire placement of skilled computer professionals with end users and also hired ERP-qualified individuals to provide contracted services to the Company's clientele. Initially focusing its efforts on the J.D. Edwards marketplace, the Company extended its services in the latter half of 1999 to include the end users of Oracle and SAP ERP software products. More recently, the Company expanded its operations to provide Web based staffing solutions and developed a proprietary suite of software products (patent-pending). The Company has incorporated a separate business entity to market these products and associated services to the Alternative Staffing and Human Resources Industries.

The Company was founded and based in Dallas, Texas until August 1, 1998, at which time both the headquarters and operations were moved to Fort Walton Beach, Florida.

The Company currently owns three Strategic Business Units (SBUs) that address three business aspects of the Staffing Industry. The following is a brief description of these SBUs and the segments of the industry in which they operate:

1. MindLoft Consulting, Incorporated locates, evaluates, and hires ERP qualified individuals to provide contracted professional services as project managers, computer programmers, analysts, and systems administrators (consultants) to MindLoft's clientele.

2. ERPERP.COM Incorporated is an Internet based alternative staffing company specializing in providing direct-hire placement services to the ERP systems end-user marketplace.

3. MindLoft Solutions specializes in providing Internet based solutions to Alternative Staffing Firms and Human Resources departments worldwide. These solutions include a suite of innovative skills matching software products; technical support; website design and maintenance; and database hosting.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its Strategic Business Units, all of which are wholly owned. All significant intercompany balances have been eliminated.

                        MINDLOFT CORPORATION


Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

Property and Equipment

Property and equipment are stated at cost. Additions, renewals and betterments are capitalized whereas costs for maintenance and repairs are charged to expense. Depreciation is provided using accelerated methods over the following estimated useful lives:

                                           Years
                                           -----
        Machinery and equipment            5 - 7
        Furniture and fixtures               7
        Vehicles                             5
        Leasehold improvements             5 - 7


Software Costs

Software costs consist of those expenses associated with the development of specialized software. These costs are being amortized on a straight-line basis over a period of three years. The Company periodically reviews the carrying value of this asset and impairments are recognized when the expected future operating cash flows derived from such asset is less than its carrying value. Based upon its most recent analysis, the Company believes that no significant impairment of this asset existed at June 30, 2000. Amortization of the capitalized software cost for the year ended June 30, 2000 was $11,199.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Deferred taxes represent future tax return consequences of these differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred income tax amounts are not significant.

Revenues

Revenues are recognized on the accrual basis of accounting as services are performed. It is the Company's policy to guarantee individuals placed with customers for a period of time after placement. No significant refunds of fees earned have been incurred as a result of these guarantees.

                        MINDLOFT CORPORATION


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)


Advertising

Advertising costs are expensed as incurred. Advertising expenses for the years ended June 30, 2000, 1999 and 1998 were $9,075, $22,434 and
$1,751, respectively.

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers all instruments with original maturities of 90 days or less to be cash equivalents. Cash paid for interest totaled $9,226, $7,651, and $2,057 for the years ended June 30, 2000, 1999 and 1998, respectively. Cash paid for income taxes totaled $19,290, $1,552 and $1,567 for the years ended June 30, 2000, 1999 and 1998, respectively.

Cash accounts are maintained at high credit quality financial institutions in the Fort Walton Beach, Florida area. At times, cash balances may be in excess of FDIC insurance limits.

Earning Per Share

Basic Earnings Per Share is computed based on the weighted-average number of common shares outstanding during each year. Diluted Earnings Per Share is based on the weighted-average number of common shares outstanding plus net incremental shares arising out of employee stock options and benefit plans. Net incremental shares included in the calculation of diluted earnings per share were approximately 122,250 for the year ended June 30, 2000. The Company's earnings, used for per share calculations, are the same for both the basic and diluted methods.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.




NOTE 2 - LINE OF CREDIT

In May 1999, the Company obtained a $100,000 line of credit through a bank. Borrowings under the agreement bore interest at 5.02% and were secured by the Company's $100,000 certificate of deposit that matured on the same date as the line of credit. The line of credit was paid in full during fiscal year 2000.

                        MINDLOFT CORPORATION



NOTE 3 - FINANCING AGREEMENT

The Company has entered into a financing agreement with a local bank whereby the bank purchases approved accounts receivable of the Company. Receivables are purchased by the bank for 97.85% of the face value of the invoiced amounts. Additionally, the Company is required to maintain a cash reserve at the bank at an amount up to 10% of the outstanding receivable balance. At June 30, 2000, this reserve balance totaled $15,925 and was reflected as Restricted Cash in the accompanying Balance Sheet.

The bank has the option to require the Company to repurchase any receivable balances not collected within 90 days of the original date invoiced, however, no required repurchases have taken place under this agreement. Therefore, the Company reports all receivable balances on its Balance Sheet at their original invoiced amount as Fees receivable, and the amounts received from the bank under this arrangement as Short-Term Borrowings. Total amounts borrowed under this agreement at June 30, 2000 were $152,886.


NOTE 4 - LONG TERM DEBT

Long term debt at June 30 consisted of the following:

--------------------------------------------------------------------------
                                             2000         1999        1998
--------------------------------------------------------------------------

Note payable to bank, interest at
prime plus 1.5% (9.5% at June 30,
2000), due $496 monthly including
interest through January, 2002;
secured by a vehicle with an original
cost of $23,988                            $   8,918   $  13,607   $       -

Note payable to financial institution,
6.9% interest, due $537 monthly
including interest through August 2004;
secured by vehicles with an original
cost of $27,349                               23,289           -           -

Capital lease obligations to financial
institutions, interest ranging from
13% to 17.5%, due $1,028 monthly
including interest through March, 2003;
secured by computer equipment with an
original cost of $29,956                      27,367           -           -
                                           ---------------------------------
                                              59,574      13,607           -

Less current maturities                       19,349       4,894           -
                                           ---------------------------------
                                           $  40,225   $   8,713   $       -
                                           =================================

                        MINDLOFT CORPORATION

Maturities of long term debt for years subsequent to June 30, 2000 are as follows:

             June 30, 2001         $ 19,349
             June 30, 2002           19,257
             June 30, 2003           13,728
             June 30, 2004            6,199
             June 30, 2005            1,041


NOTE 5 - INCOME TAXES

Income tax expense consists of the following:

----------------------------------------------------------------------
                                       2000        1999        1998
----------------------------------------------------------------------

Current tax payable:
  Federal                           $   6,251   $   7,246    $     796
  State                                 2,193       2,600            -
                                    ----------------------------------
                                        8,444       9,846          796
Deferred                                    -           -            -
                                    ----------------------------------
Total income tax expense            $   8,444   $   9,846    $     796
                                    ==================================


The following is a reconciliation of income tax expense to the amount of income taxes that would result by applying the statutory federal income tax rate to income before income taxes:

----------------------------------------------------------------------
                                       2000        1999        1998
----------------------------------------------------------------------

Tax expense at statutory rate       $  18,073   $  19,381    $   1,525
State income taxes                      2,193       2,600            -
Effect of lower tax brackets
  and other                           (11,822)    (12,135)        (729)
                                    ----------------------------------
Income tax expense                  $   8,444   $   9,846    $     796
                                    ==================================

Deferred income tax amounts were not significant at June 30, 2000, 1999 and 1998.


NOTE 6 - STOCK OPTION PLANS

During fiscal year 2000, the Company established two stock-based compensation plans, which are described below. The Company accounts for the fair value of its grants under those plans in accordance with FASB Statement 123 Accounting for Stock-Based Compensation.

During fiscal year 2000, the Company adopted the Non-employee Director Stock Option Plan under which the Company is authorized to issue options to directors. In accordance with the terms of the Plan, a total of 120,000 shares may be issued, all at an option price of $8.00 per share. The directors are immediately vested in their granted options upon attending their first Board meeting. Options may be exercised within 5 years after their grant date. The fair value of each option granted was estimated at the date of grant using the

                        MINDLOFT CORPORATION




NOTE 6 - STOCK OPTION PLANS (CONTINUED)

Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal year 2000; risk-free interest rate of 5.0% dividend yield of 0%, expected volatility factor of 0%, and expected life of 5 years. The fair value of the options granted during 2000 was $0, accordingly no compensation expense was recognized in 2000.

On July 1, 1999, the Company adopted the Qualified Stock Option Plan under which the Company is authorized to issue options to certain employees. In accordance with the terms of the Plan, a total of 1,000,000 shares may be issued, all at option prices ranging from $1.00 to $8.00 per share. Said options become fully vested after 3 years of service. The fair value of each option granted was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumption used for grants in fiscal year 2000; risk-free interest rate of 5.0% dividend yield of 0%, expected volatility factor of 0%, and expected life of 5 years. The fair value of the options granted during 2000 was $0, accordingly no compensation expense was recognized in 2000.



NOTE 7 - CORPORATE REORGANIZATION

November 18, 1999, the Company effectively completed a corporate reorganization. Mindloft Corporation issued 4.3 million shares of common stock in exchange for all outstanding voting common stock of Mindloft Consulting Incorporated (formerly Technology Consultants, Inc.), ERPERP.COM Incorporated (formerly Technology Recruiters, Inc.) and Mindloft Solutions (formerly iRIMS.Net Incorporated). This reorganization has been accounted for as a pooling of interests. Under this method of accounting, the companies are treated as if they had always been combined for accounting and financial reporting purposes and, therefore, the Company has restated its financial information for all dates and periods prior to the merger. The combined results reflect certain reclassifications to conform to the presentation used by Mindloft Corporation and certain adjustments to conform accounting methodologies between the Company and its subsidiaries.

Prior to June 30, 1999, Mindloft Consulting Incorporated was the only member of the consolidated group which had commenced operations.
Therefore, no restatement of operations of prior periods due to the combination was necessary.

Separate results of operations for the six months ended December 31, 1999, the period for which separate information closest to the combination date is available, are as follows:

                        MINDLOFT CORPORATION



                                           Net Sales       Net Income
                                           ----------------------------
    Mindloft Corporation                   $         -     $     (5,280)
    Mindloft Consulting Incorporated           800,716           40,360
    ERPERP.COM, Incorporated                   307,372            6,352
    Mindloft Solutions                               -                -
                                           ----------------------------
                                           $ 1,108,088     $     41,432
                                           ============================


NOTE 8 - COMMITMENTS

The Company leases office equipment under various operating lease agreements that have initial or remaining non-cancelable terms in excess of one year. Future minimum rental payments required under these agreements are as follows:

             Year ended
             ----------
             June 30, 2001           32,902
             June 30, 2002           21,775
             June 30, 2003            1,335

Total rent expense for the years ended June 30, 2000 and 1999 was $93,004 and $40,687. Rent expense for the year ended June 30, 1998 was not significant.


NOTE 9 - CONCENTRATIONS

At June 30, 2000 sales to individual customers that were 10% or more of total revenues consisted of two customers with individual sales of $584,525 and $200,218, respectively. At June 30, 1999 sales to individual customers that were 10% or more of total revenues consisted of two customers with individual sales of $714,850 and $320,939, respectively. At June 30, 1998 sales to individual customers that were 10% or more of total revenues consisted of one customer with sales of $184,494.


NOTE 10 - RELATED PARTIES

The President and CEO of the Company has signed a promissory note to the Company in the amount of $46,900. Interest accrues at 4% per annum until paid in full.

Certain shareholders of the Company lease office space to the Company in Fort Walton Beach, FL and in Dallas, TX. Total rent paid for these offices during fiscal year 2000 was $68,317.

Included in Due from Stockholders at June 30, 2000 was $122,220 in amounts due from purchasers of the Company's preferred stock. These amounts were paid in full subsequent to June 30, 2000.

                         MINDLOFT CORPORATION


                 MINDLOFT CORPORATION and SUBSIDIARIES
    (SUCCESSOR TO MINDLOFT.COM INC. AND TECHNOLOGY CONSULTANTS INC.)

                CONSOLIDATED INTERIM STATEMENTS (UNAUDITED)

                     DECEMBER 31, 2000, 1999, AND 1998


                                                       MindLoft Corporation
                                                          Balance Sheets
                                             December 31, 2000 and 1999 and 1998

                                              2000            1999           1998
                                         -------------   -------------   -------------
ASSETS
Current Assets
Cash in bank                             $    84,207     $    57,740     $    63,053
Restricted Cash                          $       -       $    42,477     $       -
Certificate of deposit                   $       -       $   102,025     $       -
Prepaid Expenses                         $    48,926     $       -       $       -
Due from Shareholders                    $    21,064     $       -       $       -
Fees receivable                          $   169,020     $   361,148     $   133,341
                                         -----------     -----------     -----------
TOTAL CURRENT ASSETS                     $   323,217     $   563,390     $   196,394
                                         -----------     -----------     -----------
Property and equipment
Machinery and equipment                  $   107,194     $    34,309     $     8,536
Improvements                             $    24,977     $    11,236     $       -
Furniture and fixtures                   $    46,722     $    11,738     $     3,386
Leased Equipment                         $    29,956     $       -       $       -
Vehicles                                 $    63,966     $    63,966     $     8,605
                                         $   272,814     $   121,249     $    20,527
Less accumulated depreciation            $    64,459     $    27,173     $     8,033
                                         -----------     -----------     -----------
PROPERTY AND EQUIPMENT-NET               $   208,356     $    94,076     $    12,494
                                         -----------     -----------     -----------
Other Assets
Other Assets                             $    53,815     $    45,569     $    34,204
Software Development                     $   188,819     $    32,949     $       -
Public and Private Offering Cost	 $   106,299 	 $    77,607 	 $       -
                                         -----------     -----------     -----------
TOTAL OTHER ASSETS                       $   348,934     $   156,125     $    34,204
                                         -----------     -----------     -----------
TOTAL ASSETS                             $   880,506     $   813,591     $   243,092
                                         ===========     ===========     ===========


                        MINDLOFT CORPORATION



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Short-term borrowings                    $         -     $   290,726     $       -
Current maturities of long-term debt	 $    18,592 	 $    27,130 	 $       -
Accounts payable and accrued
  compensation                           $   129,813     $   247,655     $   117,446
Income taxes payable                     $    (1,756)    $    11,119     $    12,781
Other current liabilities                $    27,500     $     9,277     $    10,900
                                         -----------     -----------     -----------
TOTAL CURRENT LIABILITIES                $   174,149     $   585,907     $   141,127

Long-term debt                           $    31,446     $    50,093     $       -

Stockholders' equity
Preferred Stock, Series A non-voting
11% cumulative, 50,000,000 shares
authorized                               $   125,000     $     4,000     $       -
125,000 shares issued at
December 31, 2000

Common stock, Class A voting, .001 par
value; 300,000,000 shares authorized,
4,477,893 shares issued and
outstanding at 31-Dec-00                 $     4,478     $     4,300     $    51,000
Additional paid in capital               $   819,913     $   133,259     $       -
Retained Earnings                        $  (274,480)    $    36,032     $    50,965
                                         -----------     -----------     -----------
Total Stockholders' equity               $   674,911     $   177,591     $   101,965
                                         -----------     -----------     -----------
  TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                 $   880,506     $   813,591     $   243,092
                                         ===========     ===========     ===========


                            MINDLOFT CORPORATION
                            STATEMENTS OF INCOME
               SIX MONTHS ENDED DECEMBER 31, 2000, 1999 AND 1998
                            Year 2000 is UNAUDITED

                                     2000           1999            1998
                                 -----------     -----------     -----------
Revenues                         $   895,058     $ 1,108,088     $   452,796
Cost of revenues                 $   541,028     $   660,811     $   248,882
                                 -----------     -----------     -----------
Gross profit                     $   354,030     $   447,277      $  203,914
                                 -----------     -----------     -----------
Expenses
Salaries and benefits            $   302,556     $   168,108      $   44,756
Other selling, general and
administrative expenses          $   319,132     $   223,254      $  110,026
                                 -----------     -----------     -----------
Total Expenses                   $   621,688     $   391,362      $  154,782
                                 -----------     -----------     -----------

Operating Income                 $  (267,657)    $    55,915       $  49,132

Other income (expenses)
Acquisiton expenses and
  directors' expenses            $   (46,932)    $         -      $        -
Interest income                  $    14,744     $     4,802      $       14
Interest expense                 $    (3,003)    $    (3,066)     $        -
                                 -----------     -----------     -----------
Total other income (expense)     $   (35,191)    $     1,736      $       14
                                 -----------     -----------     -----------
Income before provision for
  income taxes                   $  (302,848)    $    57,651      $   49,146

Provision for income taxes       $         -     $    16,219      $   12,781
                                 -----------     -----------     -----------
Net income                       $  (302,848)    $    41,432      $   36,365
                                 ===========     ===========      ==========

Net income per common share      $     (0.06)    $      0.01      $     0.01
                                 ===========     ===========      ==========


                            MINDLOFT CORPORATION
                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               SIX MONTHS ENDED DECEMBER 31, 2000, 1999 AND 1998
                           Year 2000 is UNAUDITED

                                                               ADDITIONAL
                                    PREFERRED       COMMON      PAID-IN      RETAINED
                                      STOCK         STOCK       CAPITAL      EARNINGS        TOTAL
                                    ---------       -------    ----------    ---------     ----------
Balance, July 1, 1997               $    --         $ 4,300    $   (3,300)   $  10,912     $   11,912

Insuance of stock by subsidiary     $    --         $  --      $   50,000    $   --        $   50,000

Net income for period               $    --         $  --      $    --       $   3,688     $    3,688
                                    ---------       -------    ----------    ---------     ----------
Balance, June 30, 1998              $    --         $ 4,300    $   46,700    $  14,600     $   65,600

Issuance of stock by subsidiary     $    --         $  --      $  100,000    $   --        $  100,000

Dividends on stock by subsidiary    $    --         $  --      $    --       $  (1,800)    $   (1,800)

Net Income                          $    --         $  --      $    --       $  47,156     $   47,156
                                    ---------       -------    ----------    ---------     ----------
Balance, June 30, 1999              $    --         $ 4,300    $  146,700    $  59,956     $  210,956

Issuance of 122,550 shares of
  preferred stock                   $ 122,550       $  --      $  804,596    $   --        $  927,146

Redemption of Stock by Subsidiary   $    --         $  --      $ (155,034)   $   --        $ (155,034)

Dividend paid on preferred stock    $    --         $  --      $    --       $ (23,838)    $  (23,838)

Net income for period               $    --         $  --      $    --       $  44,711     $   44,711
                                    ---------       -------    ----------    ---------     ----------
Balance, June 30, 2000              $ 122,550       $ 4,300    $  796,262    $  80,829     $1,003,941

Issuance of 2,450 shares of
  preferred stock                   $   2,450       $  --      $   22,651    $   --        $   25,101

Issuance of 177,893 shares of
  common stock                      $    --         $   178    $    3,381    $   --        $    3,559

Dividend paid on preferred stock    $    --         $  --      $  (54,841)   $   --        $  (54,841)

Net Income                          $    --         $  --      $    --       $(302,848)    $ (302,848)
                                    ---------       -------    ----------    ---------     ----------
Balance, December 31, 2000          $ 125,000       $ 4,478    $  767,453    $(222,019)    $  674,912
                                    =========       =======    ==========    =========


                            MINDLOFT CORPORATION
                          STATEMENTS OF CASH FLOWS
               SIX MONTHS ENDED DECEMBER 31, 2000, 1999 AND 1998
                            Year 2000 is UNAUDITED

                                                   2000            1999            1998
                                               -----------     -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                     $  (302,848)    $    41,432      $    36,365
Adjustments to reconcile net income to
Net cash provided by operating activities:
Depreciation                                   $    47,730     $     9,628      $     1,267
(Increase)/decrease in:
Fees receivable                                $    95,263     $   (86,877)     $  (110,941)
Other assets                                   $   (21,002)    $   (39,230)     $   (34,204)
Increase/(decrease) in:
Accounts payable and accrued compensation      $    (8,502)    $     7,383      $   107,369
Income taxes payable                           $    (1,756)    $     2,029      $    11,985
Other current liabilities                      $     7,023     $    (1,623)     $     4,183
                                               -----------     -----------      -----------
Net cash provided by operating activities      $  (184,091)    $   (67,258)     $    16,024

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of certificate of deposit             $         -     $  (102,025)     $         -
Maturity of certificate of deposit             $         -     $   100,000      $         -
Development of Software                        $  (130,483)    $         -      $         -
Shareholder Loans                              $   148,056     $         -      $         -
Purchase of property and equipment             $   (12,437)    $   (58,287)     $    (4,862)
Deposits to restricted cash                    $    15,925     $    (9,448)     $         -
                                               -----------     -----------      -----------
Net cash provided by investing activities      $    21,061     $   (69,760)     $    (4,862)
                                               -----------     -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt                     $    (9,536)    $    (9,238)     $         -
Issuance of Common Stock                       $     3,561     $         -      $         -
Purchase of subsidiary treasury stock          $         -     $   (28,543)     $         -
Issuance of preferred stock                    $    25,101     $    32,000      $         -
Dividends paid on preferred stock              $   (54,841)    $    (5,400)     $         -
Public and private offering costs              $   (15,336)    $   (77,607)     $         -
Net short-term borrowings                      $  (152,886)    $   130,766      $         -
                                               -----------     -----------      -----------
Net cash provided by financing activities      $  (203,937)    $    41,978      $         -
                                               -----------     -----------      -----------

Net increase (decrease) in cash                $  (366,968)    $   (95,040)     $    11,162

Cash, beginning of period                      $   451,175     $   152,780      $    51,891
                                               -----------     -----------      -----------
Cash, end of period                            $    84,207     $    57,740      $    63,053
                                               ===========     ===========      ===========


                        MINDLOFT CORPORATION


                            APPENDIX A

                       LETTER OF TRANSMITTAL
               To Exchange Shares of Common Stock of
           Xerox Corporation and Lucent Technologies Inc.
   Pursuant to the Prospectus Dated (enter effective day of offer) by
                        MindLoft Corporation



               THE OFFER WILL EXPIRE AT 8:00 PM, NEW
       YORK CITY TIME, ON (enter closing date of offer) 2001
                   UNLESS THE OFFER IS EXTENDED.

                 The Depository for the Offer is:

               (insert Depositary name) Depositary
                         Depositary Address
                    Depositary City, State Zip
                    Telephone:  (888) 888-8888


DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     This Letter of Transmittal is to be completed by holders of Shares (as defined below) of Xerox Corporation and Lucent Technologies Inc. (the "Stockholders") if certificates evidencing Shares ("Certificates") are to be forwarded herewith or, unless an Agent's Message (as defined in Instruction 2 below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by (insert Depositary name) Depositary (the "Depositary") at The Depository Trust Company ("DTC") (a "Book-Entry Transfer Facility") pursuant to the procedures set forth in the prospectus under Terms of the Exchange Offer, Section 3 (as defined below).

DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT
CONSTITUTE DELIVERY TO THE DEPOSITARY.

-----------------------------------------------------------------------

                        MINDLOFT CORPORATION

                   DESCRIPTION OF SHARES TENDERED

NAME(S) AND             SHARE           NUMBER OF           NUMBER OF
ADDRESS(ES) OF          CERTIFICATE     SHARES              SHARES
REGISTERED HOLDER(S)    NUMBER(S)(1)    REPRESENTED BY      TENDERED(2)
(PLEASE FILL IN, IF                     CERTIFICATE(S)(1)
BLANK, EXACTLY
AS NAME(S)
APPEAR ON
CERTIFICATE(S)

--------------------    ------------    -----------------   -----------

--------------------    ------------    -----------------   -----------

                               Total Shares Tendered:__________________


--------------------------------------
(1) Need not be completed by holders of Shares delivering Shares by Book-Entry Transfer.

(2) Unless otherwise indicated, it will be assumed that all Shares represented by Certificates delivered to the Depositary are being tendered. See Instruction 4.
--------------------------------------

/ / CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY TRANSFER FACILITY, AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN A BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER).

(N)ame of Tendering Institution:_________________________

(C)heck Box of Book-Entry Transfer Facility:
       / / DTC

(A)ccount Number:_______________________________

(T)ransaction Code Number:______________________

/ / CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

                       MINDLOFT CORPORATION


(N)ame(s) of Registered Holder(s):____________________________________


(W)indow Ticket Number (if any):______________________________________

(D)ate of Execution of Notice of Guaranteed Delivery:_________________

(N)ame of Institution which Guaranteed Delivery:______________________

(I)f delivered by Book-Entry Transfer, check box of Applicable Book-Entry Facility:
       / / DTC

(A)ccount Number:_______________________________________

(T)ransaction Code Number:______________________________

                       MINDLOFT CORPORATION


             PLEASE READ THE INSTRUCTIONS SET FORTH
             IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

      By this Letter of Transmittal, the undersigned delivers to MindLoft Corporation, a Florida corporation ("Offeror") the above-described shares of common stock, (the "Shares"), of (the "Company"), in exchange for Offeror's common stock as defined in the Exchange Offer. The undersigned understands that the exchange of common stock will conform to the terms and subject to the conditions set forth in the Exchange Offer dated, (enter effective date of offer), 2001 (the "Exchange Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto) constitute the "Offer").

     Subject to, and effective upon, acceptance for exchange of Shares deposited herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned sells, assigns and transfers to, or upon the order of, Offeror all right, title and interest in and to all of the Shares that are being deposited hereby and any and all other Shares or other securities issued or issuable in respect of such Shares on or after (enter effective date of offer), 2001. The undersigned also irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to these Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to

     (i) Deliver Certificates evidencing such Shares, or transfer ownership of such Shares (and any Distributions) on the account books maintained by a Book-Entry Transfer Facility together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Offeror, upon receipt by the Depositary as the undersigned's agent, of the common stock,

     (ii) Present these Shares (and any Distributions) for transfer on the books of the Company and

     (iii) Receive all benefits and otherwise exercise all rights of beneficial ownership of these Shares (and any Distributions), all in accordance with the terms and subject to the conditions of the Offer.

     The undersigned hereby irrevocably appoints Malcolm Roy in his capacity as an officer of the Offeror, and any individual who shall thereafter succeed to the office of Offeror, as the attorney-in-fact and proxy of the undersigned. In this capacity Mr. Roy and any succeeding attorney and proxy or his or her substitute shall have the right to vote, without limitation and in such manner as, in his or her sole discretion, deem proper, the Shares deposited by the undersigned. Each of them shall have full power of substitution to the full extent of the undersigned's rights with respect to all Shares deposited hereby and accepted for exchange by Offeror. All such powers of attorney and proxies, being deemed to be irrevocable, shall be considered coupled with an interest in the Shares

                       MINDLOFT CORPORATION


deposited herewith. This appointment will be effective when, and only to the extent that, Offeror accepts such Shares for exchange. Upon acceptance for exchange, all prior powers of attorney and proxies given by the undersigned with respect to those Shares will be revoked, without further action, and no subsequent powers of attorneys and proxies may be given with respect thereto (and, if given, will be deemed ineffective). With respect to the Shares (and any Distributions) for which the above stated appointment is effective, the designees of Offeror will be empowered to exercise all voting and other rights of the undersigned with respect to these Shares (and any Distributions) as they in their sole discretion may deem proper. Offeror reserves the absolute right to require that, in order for Shares to be deemed validly tendered and immediately upon the acceptance for exchange of the Shares being tendered, Offeror or its designees are able to exercise full voting rights with respect to these Shares (and any Distributions).

     Except as stated in the Exchange Offer, this tender is irrevocable. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares delivered hereby. The undersigned further represents and warrants that, when the same are accepted for exchange by Offeror, Offeror will acquire good, marketable and unencumbered title these Shares, free and clear of all liens, restrictions, charges and encumbrances, and that the Shares delivered hereby will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Offeror to be necessary or desirable to complete the sale, assignment and transfer of Shares delivered hereby.

     The undersigned understands that the valid delivery of Shares pursuant to any one of the procedures described in Section 3 of the Exchange Offer and in the instructions hereto will constitute a binding agreement between the undersigned and Offeror with respect to these Shares upon the terms and subject to the conditions of the Offer.

     The undersigned recognizes that, under certain circumstances set forth in the Exchange Offer, Offeror may not be required to accept for exchange any of the Shares tendered hereby.

     Unless otherwise indicated herein under "Special Payment Instructions," please issue the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please do both of the following:

                       MINDLOFT CORPORATION


     (i) Issue the Common Stock and/or return any such Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) in the name(s) of the person(s) so indicated, and

     (ii) Deliver the check and/or return the certificates (and accompanying documents, as appropriate) to the person(s) so indicated.

Unless otherwise indicated herein under "Special Payment Instructions," in the case of a book-entry delivery of Shares, please credit the account maintained at the Book-Entry Transfer Facility indicated above with respect to any Shares not accepted for payment. The undersigned recognizes that Offeror has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder thereof if Offeror does not accept for exchange any of the Shares tendered hereby.

                       MINDLOFT CORPORATION


--------------------------------------------------------------------------

                   SPECIAL PAYMENT  INSTRUCTIONS
                   (SEE INSTRUCTIONS  5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be issued in the name of someone other than the undersigned, or if Shares delivered by book-entry transfer and not accepted for exchange are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than the account indicated above.

Issue:   [ ]     Check    [ ]  Certificate(s) to:

Name:

_________________________________________________________________________
                       (Please print or type)
Address:

_________________________________________________________________________
                         (Include Zip Code)

_________________________________________________________________________
            (Tax Identification or Social Security Number)
                      (See Substitute Form W-9)

[ ]   Credit unexchanged Common Shares delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth  below:

Check appropriate Box:
[ ]   The Depository Trust Company
[ ]   Philadelphia Depository Trust Company

____________________________________________
(Account Number)


--------------------------------------------------------------------------

                       MINDLOFT CORPORATION


--------------------------------------------------------------------------

                   SPECIAL DELIVERY INSTRUCTIONS
                   (SEE INSTRUCTIONS  5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be sent to someone other than the undersigned, or to the undersigned at an address other than that above.

Mail: (check appropriate box(es))

[ ]    Check to:
[ ]    Certificate(s) to:

Name:
_________________________________________________________________________
                      (Please print or type)
Address:
_________________________________________________________________________
                      (Include Zip Code)

_________________________________________________________________________
                      (Tax Identification Number)
                      (See Substitute Form W-9)

STOCKHOLDER:  SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 BELOW

_________________________________________________________________________

_________________________________________________________________________
                   (SIGNATURE(S) OF STOCKHOLDER(S))

DATED:    ____________________________, 2001


--------------------------------------------------------------------------

                       MINDLOFT CORPORATION

                                       IMPORTANT
                                  STOCKHOLDER SIGNATURE
                        (Also Complete Substitute Form W-9 Below)



_________________________________________________________________

_________________________________________________________________
(Signature(s) or Owner(s)

Name(s)__________________________________________________________


Name of Firm_____________________________________________________


Capacity (full title)____________________________________________
			(See Instruction 5)

Address__________________________________________________________

_________________________________________________________________
                                                (Zip Code)

Area Code and Telephone Number___________________________________

Taxpayer Identification or Social Security Number________________
					(See Substitute Form W-9)

Dated:__________________, 2001

     (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5).

                       MINDLOFT CORPORATION



                    GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized signature(s)_________________________________________

Name(s)_________________________________________________________

________________________________________________________________


Name of Firm____________________________________________________
                         (Please Print)

________________________________________________________________
                                              (Zip Code)

Area Code and Telephone Number__________________________________

Dated:__________________, 2001

                       MINDLOFT CORPORATION



              INSTRUCTIONS FORMING PART OF THE TERMS
                    AND CONDITIONS OF THE OFFER

   1.   Guarantee of Signatures.   Except as otherwise provided
below, signatures on this Letter of Transmittal must be guaranteed by

       (a) A member in good standing of the Securities Transfer Agent's Medallion Program, or

       (b) Any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Institution"),

Unless the Shares tendered hereby are tendered

            (i) By the registered holder of such Shares who has completed neither the box entitled "Special Payment Instructions" nor the box entitled "Special Delivery Instructions" hereby or

            (ii) For the account of an Eligible Institution. The
                 term registered holder, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares. See Instruction 5.

If the Certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if the Units are to be made or delivered to, or Certificates evidencing unexchanged Shares are to be issued or returned to, a person other than the registered owner, then the tendered Certificates must be endorsed or accompanied by duly executed stock powers. Whichever case occurs, the Certificates must be endorsed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signatures on the Certificates or stock powers guaranteed by an Eligible Institution as provided by the terms of this Letter. See Instruction 5.

   2.   Requirement of Tender.   Stockholders shall complete this
Letter of Transmittal if Certificates evidencing Shares are to be enclosed or, unless an Agent's Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Exchange Offer. For a Stockholder to validly tender Shares pursuant to the Offer, either

        (a) A properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of Common Stock) and any other required documents, must be received by the Depositary at one of its addresses set forth herein prior

                       MINDLOFT CORPORATION


             to the Expiration Date (as defined in Section 1 of the Exchange Offer) and either


             (i) Certificates for tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration Date or

             (ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth in Section 3 of the Exchange Offer and a Book-Entry Confirmation must be received by the Depositary on or prior to the Expiration Date,

Or

       (b) The tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 of the Exchange Offer.

Stockholders may tender their securities by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in Section 3 of the Exchange Offer under one or more of the following circumstances:

       (a)   Their Certificates for securities are not immediately available,

       (b) They cannot deliver their certificates and all other required documents to the Depositary prior to the expiration Date, or

       (c) They cannot comply with the book entry procedures on a timely basis.

                       MINDLOFT CORPORATION


Pursuant to such guaranteed delivery procedures, all of the following must occur:

       (i)   The tender must be made by or through an Eligible Institution,

       (ii) The Depositary must receive a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Offeror, prior to the Expiration Date and

       (iii) The Depositary must receive, within three trading days after the date of execution of such Notice of Guaranteed Delivery, the Certificates of all tendered securities. The Certificates must be submitted in proper form for transfer (or a book-entry Confirmation with respect to all tendered securities), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), and with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents.

A "trading day" is any day on which the Nasdaq National Market is open for business.

The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forms a part of a Book-Entry Confirmation. The Book-Entry Confirmation states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares of common stock, that such participant has received and agrees to be bound by such terms of the Letter of Transmittal and that Offeror may enforce such agreement against the participant.

The signatures on this Letter of Transmittal cover the securities tendered hereby.

THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, ARE AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL, PROPERLY INSURED AND WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

   No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be exchanged. By execution of this Letter of Transmittal (or a facsimile thereof), all tendering Stockholders waive any right to receive any notice of the acceptance of their Shares for exchange.

   3.   Inadequate Space.   If the space provided in this form is
inadequate, the information required under "Description of Shares
Tendered" should be listed on a separate signed schedule attached hereto.

                       MINDLOFT CORPORATION


   4.   Partial Tenders.   If fewer than all of the Shares represented
by any Certificates delivered to the Depositary via this Letter of Transmittal are to be tendered by the undersigned, fill in the number of shares that are to be tendered in the box entitled "Number of Shares Tendered." If Offeror accepts the Shares tendered for exchange, a new Certificate for the remainder of the Shares that were evidenced by the old Certificate(s) will be sent, without expense, as soon as practicable after the Expiration Date to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled "Special Payment Instructions" or in the box entitled "Special Delivery Instructions" on this Letter of Transmittal. All Shares represented by Certificate(s) delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

   5.   Signatures on Letter of Transmittal, Instruments of Transfer
and Endorsements.   If this Letter of Transmittal is signed by the
registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

   If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

   If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

   If this Letter of Transmittal or any Certificates or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should indicate this fact when signing, and must submit proper evidence satisfactory to Offeror of such person's authority to so act.

   If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate instruments of transfer are required unless payment is to be made, or Certificates not tendered or not exchanged are to be issued or returned, to a person other than the registered holder(s). An Eligible Institution must guarantee signatures on the Certificates or instruments of transfer.

   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by the Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear on the Certificate(s). An Eligible Institution must guarantee signatures on such Certificate(s) or instruments of transfer.

   6.   Transfer Taxes.   Offeror will not pay or cause to be paid any
transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, and such transfer taxes will be charged to the tendering stockholder.

                       MINDLOFT CORPORATION



   7.   Special Payment and Delivery Instructions.   Complete the
appropriate boxes on this Letter of Transmittal when issuing Certificates for unexchanged Shares in the name of a person other than the signer of this Letter of Transmittal or when returning these Certificates to someone other than the signer of this Letter of Transmittal or to an address other than that shown above. If any tendered Shares are not exchanged for any reason and the Book-Entry Transfer Facility delivers these Shares, the Shares will be credited to an account maintained at the appropriate Book-Entry Transfer Facility.

   8.   Waiver of Conditions.   Offeror may waive the conditions of
the Offer, in whole or in part, at any time or from time to time, in Offeror's sole discretion and subject to the conditions described in the Exchange Offer, by filing a post-effective amendment.

   9.   Backup Withholding Tax.   The Depositary requires each tendering
Stockholder to provide a correct Taxpayer Identification Number
("TIN") on Substitute Form W-9, which is enclosed under "Important Tax Information" below, and to certify that the stockholder is not subject to backup withholding.

FAILURE TO PROVIDE THE INFORMATION ON THE SUBSTITUTE FORM W-9 MAY
SUBJECT THE TENDERING STOCKHOLDER TO 31% FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE PAYMENT OF THE PURCHASE PRICE FOR THE SHARES.

The tendering Stockholder should indicate in the box in Part III of the Substitute Form W-9 if a TIN has not been issued to the tendering Stockholder and if the Stockholder has applied for a TIN or intends to apply for a TIN in the near future. If the Stockholder has indicated in the box in Part III that a TIN has been applied for and he or she has not provided the Depositary with a TIN by the time of payment, the Depositary will withhold 31% of all Units, if any, made thereafter pursuant to the Offer until a TIN is provided to the Depositary.

   10.  Lost or Destroyed Certificates.   If any Certificate(s)
representing Shares has been lost or destroyed, the holders should promptly notify the Company's transfer agent, Bank of New York. The holders then will be instructed as to the procedure for replacing the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been properly completed.

IMPORTANT: THE DEPOSITARY MUST RECEIVE THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) PRIOR TO THE EXPIRATION DATE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS. CERTIFICATES FOR TENDERED SECURITIES MUST BE RECEIVED BY THE DEPOSITARY OR SECURITIES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

                       MINDLOFT CORPORATION


                     IMPORTANT TAX INFORMATION

    Under federal income tax law, a Stockholder whose tendered
Shares are accepted for exchange is required to provide the Depositary (as payer) with such Stockholder's correct TIN on Substitute Form W-9 below. If such Stockholder is an individual, the TIN is his or her social security number. If the tendering Stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Stockholder should so indicate on the Substitute Form W-9. See Instruction 10. If the Depositary is not provided with the correct TIN, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Stockholders with respect to Shares purchased pursuant to the Offer may be subject to backup federal income tax withholding.

   Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

   If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

    To prevent backup federal income tax withholding with respect to payment of the purchase price for Shares purchased pursuant to the Offer, a Stockholder must provide the Depositary with his correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Stockholder is awaiting a TIN) and that

    (1) The Stockholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or
    (2) The Internal Revenue Service has notified the Stockholder that he is no longer subject to backup withholding.

                       MINDLOFT CORPORATION


               WHAT NUMBER TO GIVE THE DEPOSITARY

   The Stockholder is required to give the Depositary the social security number or employer identification number of the record holder of the Shares tendered via this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.



_________________________________       ________________________, 2001
          Signature                         Date




_________________________________
      Name (Please Print)

                       MINDLOFT CORPORATION


         PAYER'S NAME: (insert Depositary name) DEPOSITARY

----------------------------------------------------------------------------------------------------

SUBSTITUTE                 Part 1. Please provide your TIN in the     Social Security Number OR
                           box at right and certify by signing and    Employer Identification Number
                           Dating below.
                                                                      ______________________________

Form W-9                   -------------------------------------------------------------------------
Department of Treasury
Internal Revenue           Part 2.  Check the box if you are NOT subject to backup
Service                    withholding under the Provisions of Section
                           3408(a)(1)(C) of the Internal Revenue Code of 1986
                           because (1) you have not been notified that you are
                           subject to backup withholding as a result of failure to
                           report all interest or dividends or (2) the Internal
                           Revenue Service has notified you that you are no longer
                           subject to backup withholding ?

                           -------------------------------------------------------------------------

                           Part 3 - Certification - Under the penalties of
Payer's Request for        perjury, I certify that the information provided on
Taxpayer Identification    this form is true, correct and complete.
Number ("TIN") and
Certification
                           Print your Name

                           ____________________________

                           Address:

                           ____________________________
                           ____________________________
                           ____________________________                [ ]  Awaiting TIN

                           Signature:

                           ____________________________

                           Date:_______________________


----------------------------------------------------------------------------------------------------


                       MINDLOFT CORPORATION


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART 3 OF SUBSTITUTE FORM W-9.


---------------------------------------------------------------------------

         CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

   I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.


_______________________________________________
              Signature

________________________
Date


---------------------------------------------------------------------------

                       MINDLOFT CORPORATION



                            APPENDIX B

                   Notice of Guaranteed Delivery

                               For

                  Tender of Shares of Common Stock


                               Of

                      Lucent Technologies Inc.
                               Or
                        Xerox Corporation

                               To

                       MindLoft Corporation



           (NOT TO BE USED FOR SIGNATURE GUARANTEES)


   This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Exchange Offer (i) if certificates for Securities (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary.

                 The Depository for the Offer is:

                (insert Depositary name) Depositary
                        Depositary Address
                    Depositary City, State Zip
                    Telephone: (888) 888-8888

                 (For eligible institutions only)
               Confirm Facsimile by Telephone Only:

                       MINDLOFT CORPORATION


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA
FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF AN
"ELIGIBLE INSTITUTION" IS REQUIRED TO GUARANTEE A SIGNATURE ON A
LETTER OF TRANSMITTAL UNDER THE INSTRUCTIONS SET FORTH IN THAT LETTER, THAT SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to MindLoft Corporation, a Florida corporation ("Offeror"), upon the terms and subject to the conditions set forth in the Offeror's Exchange Offer dated ________, 2001 (the "Exchange Offer") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, (the "Securities"), of the Company, pursuant to the guaranteed delivery procedures set forth in the Exchange Offer.

Signature(s)_____________________    Address(es)________________________

_________________________________    ___________________________________
                                                                Zip Code

Name(s) of Record Holder(s)          Area Code and Tel. No.(s)__________

________________________________     Taxpayer Identification or
Please Print or Type                 Social Security Number_____________

Number of shares of Common Stock     Check box if shares of Common Stock
                                     will be tendered by book-entry
                                     transfer: [___]

Certificate No.(s) (If Available)    Account Number_____________________
_________________________________
_________________________________

Dated ________________, 2001


THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED


                             BELOW
            (Not to be used for signature guarantee)

                       MINDLOFT CORPORATION



    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary within three trading days (as defined in the Exchange Offer) after the date shown below either

    (i) Certificates representing the shares of Common Stock and shares of Preferred Stock tendered hereby, in proper form for transfer, or,

    (ii) Where shares of Common Stock are being tendered, confirmation of the book-entry transfer of such shares of Common Stock into the Depositary's accounts at The Depository Trust Company.

In each case, delivery of the Certificates of the shares tendered will include a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Exchange Offer), and any other required documents.

_____________________________       ___________________________________
       Name of Firm                          Authorized Signature

_____________________________       Name_______________________________
        Address                             Please Print or Type

_____________________________       Title______________________________
                     Zip Code
                                    Date__________________________,2001
Area Code and Tel. No._______


NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF COMMON STOCK WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                        MINDLOFT CORPORATION



NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           $ 25,000,000

                       MINDLOFT CORPORATION

                           COMMON STOCK

                            PROSPECTUS

                             ___, 2001

                       MINDLOFT CORPORATION


                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida Statute Section 607.0850 provides that a corporation may indemnify directors and officers, as well as other employees and agents, along with a director, officer, employee or agent against of another corporation, partnership, joint venture, trust, or other enterprise, against expenses incurred in legal proceedings connected with their service to the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Index of Exhibits

(a) Exhibits

3.1     *  Articles of Incorporation
3.2     *  Bylaws
4.1     *  Specimen Stock Certificate
4.2     *  Form of Warrant Agreement
5.0     *  Legal Opinion
10.1    *  Investment Advisory Agreement with Crown Capital Advisors, Inc.
10.2    *  Employment Agreement with Malcolm R. Roy
10.3    *  Sublicense Agreement with Crown Capital Advisors, Inc.
24.1    ** Consent of Carr, Riggs & Ingram, LLP, independent certified public accountants
24.2    *  Consent of Hackney & Miller, P.A. (included in Exhibit 5.0)
99.1    ** Letter of Transmittal, as amended
99.2    ** Notice of Guaranteed Delivery, as amended
99.3    *  Consent to Electronic Delivery
99.4    ** General Announcement

---------------------------------------------------------------------------
*    Previously filed
**   Filed herewith

(b) Financial Statement Schedules

	Not Applicable

                       MINDLOFT CORPORATION


ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows:

     (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) Every prospectus that (i) is filled pursuant to paragraph (1) immediately preceding or (ii) purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of any amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant will deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, will deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The registrant will respond to requests for information that is incorporated by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                     MINDLOFT CORPORATION


     (6) The registrant will supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to the registration statement would itself qualify for an exemption under
Section 5 of the Securities Act of 1933, absent the existence of other similar (prior or subsequent) transactions.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (8) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or any material change to such information in the registration statement.

     (9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (10) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                       MINDLOFT CORPORATION


     (11) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (12) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquire involved therein, that was not the subject of and included in the registration statement when it became effective.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Amendment No. 3 to the registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Fort Walton Beach, State of Florida, on April 17, 2001.

                                MindLoft Corporation


                                By: /s/ Malcolm Roy
                                   ---------------------------
                                   Malcolm Roy, President


Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the date indicated have signed this Amendment No. 3 to the registration statement:

Signature                       Title              Date

/s/Alex Brunner*                Director           April 17, 2001
-------------------------
Alex Brunner


/s/Robert C. Hackney            Director           April 17, 2001
-------------------------
Robert C. Hackney


-------------------------       Director           April 17, 2001
Doug Pohl

-------------------------       Director           April 17, 2001
Keith Howard


*   By Malcolm Roy, Attorney in Fact

(* Signed under the authority of a Power of Attorney previously filed with the Securities and Exchange Commission)